As filed with the Securities and Exchange Commission on April 24, 1996

                                                Registration No. 333-1835

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ______________________

                              AMENDMENT NO 1

                                    to

                                 FORM S-1

                          REGISTRATION STATEMENT

                                   Under

                        THE SECURITIES ACT OF 1933
                          ______________________

                             MICROENERGY, INC.
          (Exact Name of Registrant as Specified in its Charter)


         Delaware               3679                  36-3262274
(State of Incorporation)       (S.I.C)    (IRS Employer Identification No.)


                  ROBERT G. GATZA, Chairman of the Board
                             MicroENERGY, Inc.
                              350 Randy Road
                       Carol Stream, Illinois 60188
                              (708) 653-5900
    (Address and telephone of Registrant's principal executive offices, principal place of business, and agent for service of process)
                          ______________________

                                 Copies to

    ROBERT BRANTL, ESQ.                 HARTLEY BERNSTEIN, ESQ
   Bressler, Amery & Ross               Bernstein & Wasserman, LLP
     17 State Street                       950 Third Avenue
  New York, New York 10004               New York, NY 10022
    Attorney for Issuer                Attorney for Representative
       212-425-9300                      212-826-0730
       212-425-9337 (fax)                212-371-4730 (fax)
                          ______________________

     Approximate date of commencement of public sale: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or contest basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ].

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]




     The Registrant hereby amends this Registration
Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.



                             Explanatory Note

     This registration statement covers the primary offering of securities by MicroENERGY, Inc. (the "Company") and the offering of other securities by certain selling securityholders (the "Selling Securityhold-ers"). The Company is registering, under the primary prospectus (the "Primary Prospectus"), 494,500 shares of Series A Cumulative Convertible Preferred Stock and 247,250 Class A Warrants. The Selling Securityholders are registering, under an alternate prospectus (the "Alternate Prospec-tus"), 880,000 Class A Warrants. The Alternate Prospectus pages, which follow the Primary Prospectus, contain certain sections which are to be combined with all of the sections contained in the Primary Prospectus, with the following exceptions: the front and back cover pages, and the sections entitled "the Offering" and "Selling Securityholders." In addition, the section entitled "Concurrent Sales" from the Alternate Prospectus pages will be added to the Alternate Prospectus. Furthermore, all references contained in the Alternate Prospectus to "the offering" or "this offering" shall refer to the Company's offering under the Primary Prospectus.

                          ______________________
                      CALCULATIO OF REGISTRATION FEE



                                   Proposed  Proposed
 Title of each      Amount         maximum   maximum        Amount of
class of            to be          offering  aggregate      registration
securities being    registered     price     offering       fee
registered                        per share  price

Series A Cumula-
tive Convertible
Preferred Shares,   494,500
$5.00 par value (1)  Shares        $5.00     $2,472,500       $852.59
Class A Preferred
Stock Purchase       247,250
Warrants (1)         Warrants      $0.10     $24,725         $   8.53
Common Shares, $.01  989,000
Par value (2)        Shares          --         --                 --
Class A Preferred
Stock Purchase       880,000
Warrants (3)         Warrants       $0.10     $  880         $     .30
Series A Preferred  1,127,250
Stock (4)             Shares        $5.25     $5,918,063     $2,040.71
Common Shares, $.01 2,254,500
Par Value (5)         Shares          --         --                 --
Series A Cumula-
tive Convertible
Preferred Shares,       43,000
$5.00 par value        Shares
Class A Preferred
Stock Purchase          21,500
Warrants (6)           Warrants     $12.24     $ 263,160     $    90.74
Series A Preferred      21,500
Stock (7)               Shares      $ 5.25      $112.875     $    38.92
Common Shares $.01     129,000
Par value (8)           Shares         --          --                --
Common Shares (9)       84,333         --          --                --
                        Shares
         Total (10)...........................................$ 3,031.79


(1) Includes 64,500 shares of Series A Preferred Stock and 32,500 Class A Warrants subject to the Underwriter's Overallotment Option.

(2) Represents maximum number of Common Shares into which the Preferred Shares are convertible.

(3) Represents Class A Warrants to be offered by the Selling Securityholders.

(4) Represents 247,250 Preferred Shares reserved for issuance upon exercise of Class A Warrants sold by the Company and 880,000 Preferred Shares reserved for exercise of Class A Warrants sold by the Selling Securityholders.

(5) Represents maximum number of Common Shares into which the Preferred Shares issued on exercise of Class A Warrants are convertible.

(6) Represents Securities issuable upon exercise of Underwriters' Warrants.

(7) Represents Preferred Shares reserved for exercise of Class A Warrants included in Underwriter's Warrants.

(8) Represents maximum number of Common Shares into which the Preferred Shares included in the Underwriter's Warrants and the Preferred Shares issued on exercise of Class A Warrants included in the Underwriter's Warrants are convertible.

(9) Represents the Registrant's good faith estimate of the number of Common Shares which may be issued as dividends on the Preferred Shares.

(10) Plus an undetermined number of Common Shares which may be issued in the event that the anti-dilution provisions of the Warrants become effective.

                           CROSS-REFERENCE SHEET
                          Pursuant to Item 501(b)

Form S-1 Item Number and Heading             Prospectus Heading

1.    Forepart of the Registration State-    Front Cover of Prospec-
      ment and Outside Front Cover Page of   tus
      Prospectus
2.    Inside Front and Outside Back Cover    Inside Front and Outside
      Pages of Prospectus                    Back Cover of Prospectus
3.    Summary Information, Risk Factors,     Prospectus Summary, Risk
      Ratio of Earnings to Fixed Charges     Factors
4.    Use of Proceeds                        Use of Proceeds
5.    Determination of Offering Price        Underwriting
6.    Dilution                               Not Applicable
7.    Selling Security Holders               Selling Securityholders
8.    Plan of Distribution                   Underwriting
9.    Description of the Securities to be    Description of the
      Registered                             Company's Securities
10.   Interest of Named Experts and Counsel  Legal Matters; Experts
11(a) Description of Business                Business of the Company
11(b) Description of Property                Business of the Company
11(c) Legal Proceedings                      Not Applicable
11(d) Market Price, Dividends                Price Range of Common
                                             Stock, Dividends
11(e) Financial Statements                   Financial Statements
11(f) Selected Financial Data                Selected Financial Infor-
                                             mation
11(g) Supplementary Financial Information    Not Applicable
11(h) Management's Discussion                Management's Discussion
11(i) Changes in and Disagreements With
      Accountants                            Not Applicable
11(j) Directors and Executive Officers       Management
11(k) Executive Compensation                 Management
11(l) Security Ownership                     Principal Shareholders
11(m) Certain Relationships and Related
      Transactions                           Certain Transactions
12    Disclosure of Commission Position
      on Indemnification                     Underwriting

                             MICROENERGY, INC.


     430,000 Shares of Series A Cumulative Convertible Preferred Stock and 215,000 Redeemable Class A Warrants for Preferred Stock


     The securities offered hereby consist of 430,000 shares of Series A Cumulative Convertible Preferred Stock, $5.00 par value per share ("Preferred Stock"), of MicroENERGY, Inc. (the "Company"), and 215,000 Redeemable Class
A Warrants for Series A Preferred Stock ("Class A Warrant"). The Preferred Stock and Class A Warrants (collectively, the "Securities") may be purchased separately and will be separately transferable immediately upon issuance.
The Preferred Stock is convertible, commencing 12 months after the date of this Prospectus, and at any time thereafter that the Preferred Stock is outstanding, into the Company's Common Stock at a rate of no less than 1 share and no more than 2 shares for every share of Preferred Stock, the actual conversion ratio to be determined on the first anniversary of the date hereof based upon the market price of the Common Stock at that time. The Preferred Stock may be converted, at the Company's option, into Common Stock at a rate of 1 share of Common Stock for each share of Preferred Stock either
(1) on ____________, 1999 or (2) during the 24 months following the first anniversary of the date of this Prospectus if the closing bid price of the Common Stock exceeds $7.00 for five consecutive trading days during that period. In the event of the liquidation of the Company, holders of the Preferred Stock will be entitled to a liquidation preference of $5.00 per share, plus any accrued but unpaid dividends. Holders of the Preferred Stock will be entitled to exercise one vote per share at all meetings of the Company's shareholders. See "DESCRIPTION OF SECURITIES."


     Each Class A Warrant entitles the holder to purchase one share of the Company's Series A Preferred Stock at an exercise price of $5.25, subject to
adjustment, from                   , 1997 through ____________, 2000.  In the
event that the Company has exercised its option to convert the Series A Preferred Stock into Common Stock, each Class A Warrant will thereafter entitle the holder to purchase one share of Common Stock. At any time that the Class A Warrants are exercisable, the Warrants are also subject to redemption by the Company on not less than 30 days notice at $.01 per Warrant, provided the closing bid price of the Common Stock exceeds $7.00 per share for five consecutive trading days ending within fifteen days prior to the date on which notice is sent. See "DESCRIPTION OF SECURITIES".

     AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. AN INVESTMENT IN THESE SECURITIES SHOULD BE CONSIDERED ONLY BY PERSONS CAPABLE OF SUSTAINING THE LOSS OF THEIR ENTIRE INVESTMENT. SEE:
"RISK FACTORS."

     The registration statement of which this prospectus forms a part also covers the offering of 880,000 Class A Warrants owned by six security-holders (the "Selling Securityholders"). These Class A Warrants are identical to the Class A Warrants being offered by the Company. The Securities held by the Selling Securityholders may be sold concurrent with or after this Offering. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "SELLING SECURITYHOLDERS".

       Dividends on the Preferred Stock are cumulative from the date of issue and are payable semi-annually at a rate of 8% per annum. At the Company's option, the Company may pay each dividend, in whole or in part, either in cash or in shares of the Company's Common Stock valued at the average closing bid price for the ten days preceding the date for payment of the dividend.


  The Company's Common Stock is currently quoted on the NASDAQ Bulletin Board. There is currently no market for either the Preferred Shares or the Class A Warrants. On May __, 1996, the closing bid price of the Common Stock as quoted on the NASDAQ Bulletin Board was $___ per share. The Company has applied to have the Preferred Stock, the Common Stock, and the Class A Warrants listed on the NASDAQ SmallCap Market, and expects that listing to occur on the effective date of this Offering.



     This Prospectus also relates to the shares of Preferred Stock issuable upon exercise of the Class A Warrants, the shares of Common Stock issuable upon conversion of the Preferred Stock, and shares of Common Stock which may be issued as dividends on the Preferred Stock. See "DESCRIPTION OF SECURI-TIES."

                         _________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 Price to               Discounts and             Proceeds to
                 Public               Commissions (1)            Company (2)

Per Share.............$     5.00          $    .50                 $     4.50
Per Class A Warrant...$      .10          $    .01                 $      .09
Total (3).............$2,171,500          $217,150                 $1,954,350


(1) Does not include additional underwriting compensation to be paid by the Company to the Representative in the form of (a) non-redeemable warrants to purchase 43,000 shares of Series A Preferred Stock at $6.00 per share and 21,500 Class A Warrants at $.12 per Warrant, exercisable over a period of four years commencing one year from the date of this Prospectus (the "Representative's Purchase Warrants"); (b) a non-accountable expense allowance (the "Non-Accountable Expense Allowance") equal to three percent of the aggregate initial public offering price of the Securities, namely $65,145 (or $74,917 assuming exercise in full of the Over-Allotment Option, as defined below), $25,000 of which has been advanced to the Representative, and (c) consulting fees of $48,000 payable to the Representative in full at the closing of the public offering of the Securities. The Company and the Representative have agreed to indemnify one another against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended. See "UNDERWRITING".

(2) Before deducting expenses of this offering payable by the Company estimated to be $233,000, including the Representative's non-accountable expense allowance of $65,145 and the $48,000 financial consulting fee referred to above. After deducting such expenses, the net proceeds to the Company will be approximately $1,721,350. See "USE OF PROCEEDS".

(3) The Company has granted the Representative an option to purchase up to an additional 64,500 shares of Preferred Stock and 32,250 Class A Warrants at any time on or before 45 days from the date hereof solely for the purpose of covering over-allotments (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total
     price to the public will be    $2,497,225, the total discounts and
     commissions will be $249,723, and the estimated expenses of the Offering will be $242,772. The net proceeds to the Company after deducting expenses of the offering would then be $2,004,730. See: "USE OF PROCEEDS".

                           I.A. RABINOWITZ & CO.


                The date of this Prospectus is May__, 1996

                           SHAREHOLDERS' REPORTS

     The Company has not furnished its Shareholders with annual, quarterly or other reports since 1991. The Company may in the future furnish holders of its Common Stock and Preferred Stock with annual reports containing audited financial statements examined and reported upon, with an opinion expressed by the Company's independent certified public accountants, but no determination to do so has been made.

                          ______________________

     The Securities are being offered subject to prior sale, when, as and if delivered to and accepted by I.A. Rabinowitz & Co., and subject to certain other conditions. The Representative reserves the right to withdraw, cancel or modify such offer without notice and to reject orders in whole or in part. It is expected that delivery of the Securities will be made on or about ________________, 1996.


NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURI-TIES OTHER THAN THE SECURITIES TO WHICH THIS PROSPECTUS RELATES OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE PREFERRED STOCK, COMMON STOCK OR THE WARRANTS OF THE COMPANY AT A LEVEL ABOVE THAT WHICH OTHERWISE MIGHT PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                      TABLE OF CONTENTS


PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . .   1

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . .   6

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . .  15

PRICE RANGE OF COMMON STOCK. . . . . . . . . . . . . . .  17

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . .  17

DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . .  20

SELECTED FINANCIAL INFORMATION . . . . . . . . . . . . .  22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS . . . . . . . .  23

CERTAIN FEDERAL INCOME TAX EFFECTS
     UPON THE COMPANY. . . . . . . . . . . . . . . . . .  27

BUSINESS OF THE COMPANY. . . . . . . . . . . . . . . . .  28

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . .  34

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . .  39

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . .  41

DESCRIPTION OF THE COMPANY'S SECURITIES. . . . . . . . .  43

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
     TO INVESTORS. . . . . . . . . . . . . . . . . . . .  49

UNDERWRITING . . . . . . . . . . . . . . . . . . . . . .  56

SELLING SECURITYHOLDERS. . . . . . . . . . . . . . . . .  59

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . .  61

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . .  61

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . .  61

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . .  63

                        PROSPECTUS SUMMARY

         This summary is qualified in its entirety by the more detailed information, financial statements and notes thereto appearing elsewhere in this Prospectus. All references herein to a number of shares of Common Stock have been adjusted to reflect the 1-for-360 reverse stock split of the Company's Common Stock on
May   , 1996, the date of this Prospectus.

The Company

         MicroENERGY, Inc. ("MicroENERGY" or the "Company") has been engaged since 1984 in the business of designing and manufac-turing high-frequency power supplies and DC-to-DC converters for original equipment manufacturers ("OEMs") who are engaged in the telecommunications, computer, and instrumentation segments of the electronics industry. Each of the Company's products is custom designed to meet the specific needs of a customer within a power output range of 25 watts to 2500 watts.

         During the Company's eleven years of operations, the Company has acquired a reputation in the marketplace for making timely deliveries of high-quality power supplies which incorporate state-of-the-art engineering. In recent years, however, the Company's growth has been stagnant, as the Company's ability to attract new customers has been hampered by the Company's high debt-to-assets ratio, which has caused some potential customers to question the Company's financial stability. Since a typical customer order anticipates deliveries over an extended period of time - often years - to meet the customer's manufacturing schedule, OEM customers avoid any supplier whose ability to deliver over the long term is in doubt. Thus, despite eleven years of timely deliveries, customer doubts about MicroENERGY's financial stability continue to hinder sales growth.

         During the second and third quarters of fiscal 1996, two events occurred which indicate that the Company may now enter a period of significant growth. First, the Company received pre-production orders for new product designs from eight OEM customers.
While none of these orders create binding obligations on the customers, the Company expects to receive production orders from each. If all eight customers give the Company the production orders they have quoted, the eight new products will represent
$10.2 Million in annual sales beginning in July, 1996.  See
"BUSINESS OF THE COMPANY - Marketing."


         The second favorable recent event was the agreement of AT&T Global Information Systems, which was the holder of $2.33 Million of the Company's long-term debt, to accept an immediate payment of $1.33 Million in satisfaction of the debt. The Company was able to effectuate that debt compromise by raising approximate-ly $1.0 Million in debt financing and $330,000 in equity financing from the officers of the Company and the Selling Securityholders. In exchange for payment of these sums to AT&T, AT&T forgave the remaining $1 Million of the debt. See "Capitalization - Debt Compromise." The effect of the debt compromise and related financing was to reduce the Company's total debt by $1.34 Million, reduce the Company's debt-to-assets ratio from .88-to-1 as of December 31, 1995 to .68-to-1, and increase the Company's net worth by $1.3 Million, resulting in a positive shareholders equity for the first time in several years.


         The Company intends to use the net proceeds of this offering to finance the expansion of operations necessitated by the expected new orders and to repay some of its debt. See "USE OF
PROCEEDS."   Management believes that the financial improvements
brought about by this offering and the anticipated sales it will finance will enable the Company to compete more effectively and facilitate a period of growth.

         The Company's executive offices are located at 350 Randy
Road, Carol Stream, Illinois.  Telephone:  708-653-5900.

Capitalization                     Currently Outstanding:
                                   Common Stock: 415,143 shares
                                   Series A Preferred Stock:
                                       350,000 shares
The Offering by the Company


Securities Offered                 430,000 shares of Series A
                                   Preferred Stock, $5.00 par
                                   value and 215,000 Class A
                                   Warrants.  The Securities may
                                   be purchased separately and
                                   will be separately
                                   transferable immediately upon
                                   issuance. See "DESCRIPTION OF
                                   SECURITIES."



Representative's Compensation      I.A. Rabinowitz & Co.  (The
                                   "Representative") will receive
                                   as compensation for its ser-
                                   vices in this offering a 10%
                                   discount on the purchase price
                                   of the Securities, a 3% non-accountable
                                   expense allowance and an option to purchase
                                   Securities equal to ten per-
                                   cent of the Securities sold in
                                   this offering.  As part of the
                                   underwriting arrangements, the
                                   Company will enter into an
                                   agreement retaining the Repre-
                                   sentative as a financial con-
                                   sultant to the Company for a
                                   two-year period commencing as
                                   of the close of the sale of
                                   the securities offered hereby
                                   at an annual fee of $24,000,
                                   for a total of $48,000 payable
                                   in full at the closing of the
                                   Offering, and will pay an in-
                                   vestment banking fee with re-
                                   spect to any transaction in-
                                   troduced and consummated, and
                                   a 4% warrant solicitation fee.
                                   See: "UNDERWRITING."

Preferred Stock

Payment of Dividends.............  Dividends are cumulative from the date of issue of shares of
                                   Preferred Stock and are pay-
                                   able semi-annually at a rate
                                   of 8% per annum.  The Company
                                   may, at its sole discretion,
                                   pay each dividend either in
                                   cash or in shares of Common
                                   Stock valued at the average
                                   closing bid price for the ten
                                   days preceding the record date
                                   for the dividend or in a com-
                                   bination of cash and Common
                                   Stock.  See "RISK FACTORS -
                                   Restrictions on Payment of
                                   Dividends."

Tax Consequences of Dividends....  To the extent that Common
                                   Stock is distributed as divi-
                                   dends on the Preferred Stock,
                                   the amount distributed for
                                   federal income tax purposes
                                   (and consequently, subject to
                                   certain exceptions, the amount
                                   of dividend income) to the
                                   holder of the Preferred Stock
                                   would equal the fair market
                                   value of such Common Stock on
                                   the date of distribution and,
                                   accordingly, may be greater or
                                   less than the value of the
                                   dividend as calculated in the
                                   preceding section.  See "RISK
                                   FACTORS - Income Tax Consider-
                                   ations - Distribution of Com-
                                   mon Stock as Dividends" and
                                   "CERTAIN FEDERAL INCOME TAX
                                   CONSIDERATIONS TO INVESTORS."

Redemption.......................  The Preferred Stock is not
                                   redeemable.

Conversion.......................  The Preferred Stock is con-
                                   vertible at the option of the
                                   holder, commencing on the
                                   first anniversary of the date
                                   of this Prospectus.  The con-
                                   version rate will be based
                                   upon the average closing bid
                                   price for the Common Stock for
                                   the twenty trading days pre-
                                   ceding said anniversary date.
                                   If that average exceeds $5.50,
                                   each share of Preferred Stock
                                   will be convertible into one
                                   share of Common Stock.  If the
                                   average bid price is $4.51 to
                                   $5.50, each Preferred Share
                                   will be convertible into 1.25
                                   Common Shares.  If the average
                                   bid price is $3.50 to $4.50,
                                   each Preferred Share will be
                                   convertible into 1  Common
                                   Shares.  If the average bid
                                   price is less than $3.50, each
                                   Preferred Share will be con-
                                   vertible into 2 Common Shares.
                                   Notwithstanding the foregoing,
                                   each Preferred Share may be
                                   converted at the Company's
                                   option into one share of Com-
                                   mon Stock either (1) on or
                                   after _____________, 1999 or
                                   (2) during the 24 months fol-
                                   lowing the first anniversary
                                   of the date of this Prospectus
                                   if the closing price of the
                                   Common Stock exceeds $7.00 for
                                   five consecutive trading days
                                   during that period.

Liquidation Preference...........  Upon any liquidation, before distribution is made to the
                                   holders of Common Stock, hold-
                                   ers of the Preferred Stock
                                   will be entitled to receive
                                   $5.00 per share, plus accrued
                                   and unpaid dividends to the
                                   date of distribution.

Voting...........................  The holders of Preferred Stock will be entitled to one vote
                                   per share at any meeting of
                                   the Company's shareholders.

Warrants

Terms of Class A Warrants          Each Class A Warrant entitles
                                   the holder to purchase one
                                   share of the Company's Series
                                   A Preferred Stock at a price
                                   of $5.25, subject to adjust-
                                   ment, during the three year
                                   period beginning one year
                                   after the date of this Pro-
                                   spectus.  After _________,
                                   1997, the Class A Warrants are
                                   subject to redemption by the
                                   Company at any time during the
                                   exercise period, on not less
                                   than 30 days' notice at $.01
                                   per Warrant provided the aver-
                                   age closing price of the Com-
                                   mon Stock exceeds $7.00 per
                                   share for 5 consecutive trad-
                                   ing days ending within 15 days
                                   prior to the notice.

Proposed NASDAQ SmallCap
Market Symbols:                              Preferred Stock - MCREP
                                   Common Stock - MCRE
                                   Class A Warrants - MCREW

Risk Factors                       The securities are subject to
                                   a high degree of risk.  See:
                                                              "RISK FACTORS."

Selected Financial Information

                                   Six Months Ended
                                      December 30
                           1995            1994

Income Data:
  Revenues................ $6,721,421  $7,668,227
  Operating Income........    262,525     287,295
  Net Income..............    102,270     120,946
  Net Income Per Share....       $.21        $.38

                                       Years Ended
                                         June 30
                           1995            1994         1993

Income Data:
  Revenues............   $14,588,844   $12,771,067  $15,886,279
  Operating Income....       581,685       426,419      433,280
  Net Income..........       249,894       204,845       40,806
  Net Income Per Share          $.79          $.65         $.14


Balance Sheet Data:
                                                    As Adjusted to Reflect:

                     At Dec. 31, 1995 Debt Compromise(1) Public Offering(2)

  Working Capital......... $   393,657  $   393,657        $1,628,007
  Total Assets...............6,612,062    6,612,062         7,846,412
  Long-Term Debt, Net........3,243,819    1,900,819         1,413,819
  Stockholders
  Equity/(Deficit)..........  (857,711)     480,289         2,651,789

______________________________


(1) Reflects the effect of $1 Million reduction in debt to AT&T and related financing transactions from January through March of 1996. See "CAPITALIZATION - Debt
          Compromise."

(2)       Assumes no exercise of the Underwriters' Over-allotment
          Option, and the use of $487,000 of net proceeds to reduce long-term debt. See "USE OF PROCEEDS."


                           RISK FACTORS

          In making comparisons with other investments or in considering the success of other investments, one should bear in mind that the success of any investment depends upon many factors including opportunity, general economic conditions, experience and competence of management. There is no representation that the same positive factors are present in this Company which have been present in like ventures that have been successful.

          Any person who is considering the purchase of the Securities offered herein should carefully consider the adverse factors described below. Any one or more of these factors could have a negative effect on the Company of such impact as to cause the value of the Company's securities to be greatly diminished.

                I.  RISKS RELATING TO THE COMPANY


          1. Poor Financial Condition; Negative Net Worth Due to Losses Prior to 1993. At December 31, 1995 the Company had a negative net worth of $857,711. The debt compromise that the Company contracted for in late January, 1996 has improved the net worth to approximately $400,000, but in the event of a liquidation all of that net worth would be allocated to the Pre-ferred Stock that was issued in connection with the debt compro-mise.



          Although the balance sheet of the Company at December 31, 1995 shows working capital of $393,657, that figure is primarily the result of offsetting $4,225,954 in current liabili-ties against $3,033,235 in inventory. Most of that inventory consists of raw materials, much of which could not be liquidated immediately, but will be used in the normal course of production and shipment. The Company's cash position, therefore, is not good, and the Company must depend on short-term borrowings to finance its operations. This borrowing then exacerbates the Company's poor debt-to-asset ratio, which gives the Company an appearance of instability, which has had a serious negative effect on the Company's ability to market its products. See "BUSINESS OF THE COMPANY - Marketing."

          The Company anticipates that the proceeds of this public offering will be adequate to finance the Company until cash flow from sales is sufficient for the operation of the Company. If the Company is mistaken and a shortfall in cash flow occurs, it will be difficult and perhaps impossible for the Company to acquire additional financing, without which the Company would most likely be forced to liquidate.

          (2) Risks Attendant to Plans for Growth. The Company intends to utilize a significant portion of the net proceeds of this offering to make capital improvements and other investments necessary to expand the Company's sales volume. Like any busi-ness enterprise operating in a specialized and competitive market, the Company is subject to many business risks which include, but are not limited to, cancellation of significant orders, failure of expected orders to be realized, inadequate capital, competition, and technological advances by the Company's
competitors.   Many of the risks inherent in the Company's busi-
ness may be unforeseeable or beyond the control of management. There can be no assurance that the Company will successfully implement its business strategies in a timely or effective manner, or that management of the Company will be able to gener-ate sufficient sales to produce significant growth or even maintain the current levels of operations. See: "BUSINESS OF THE COMPANY".

          (3) Lack of Firm Orders. The Company is making this public offering to acquire funds to enable it to finance an anticipated expansion of operations based upon orders for newly designed products received from eight OEM customers. However, as is customary in the electronics industry, none of these orders constitutes a firm commitment to take delivery of the Company's products until the customer authorizes a release for shipment. Such releases are customarily given to cover shipments for a few months only. At January 26, 1996, the Company has released orders from these eight customers totalling only $622,000. There can be no assurance that the Company will receive any additional orders. As of January 1, 1996 the Company's backlog (which consists entirely of released orders) totalled $5,013,000, most of which was scheduled for delivery in the Company's third fiscal quarter. The Company's sales volume for the remainder of the year will depend on follow-on sales of existing designs and sales of newly designed products now in the pre-production and early production phases. The Company cannot make any confident predic-tion as to how much business it will receive from those sources, and can give no assurance that sales will equal or exceed current levels.

          (4) Competition; Rapid Technological Change. The electronics industry is populated by many companies, large and small, with the technical expertise capable of producing rapid and significant technological advances. These advances often result in partial or total obsolescence of products within a relatively short time. The Company sells its products in compe-tition with many other companies, many of which are substantially larger than the Company and have far greater financial and other resources. These larger competitors are capable of committing substantial resources to research and development of new prod-ucts, which is crucial in the markets in which the Company will compete. As technological developments occur in the electronics industry, the Company's relatively small capital resources may prevent it from making the investments in research and develop-ment necessary to remain at the forefront of power supply techno-logy. Any technological short-fall in the Company's products would virtually eliminate its ability to compete successfully. See "BUSINESS OF THE COMPANY - The Industry."


          (5) Dependence on Major Customer. The Company has been selling power supplies to various divisions of AT&T for several years. The relationship expanded when AT&T acquired NCR
Corporation, as the Company had earlier acquired the NCR power supply division and was a primary supplier of power supplies to NCR. The Company's sales to AT&T accounted for approximately 39% of the Company's total revenues in the first six months of fiscal
1996, 28% of the Company's total revenues in fiscal 1995, 18% of the Company's total revenues in fiscal 1994, and 40% of the Company's total revenues in fiscal 1993. Any termination or significant reduction of this relationship would have a material adverse effect on the business of the Company. There is no binding contract between the Company and AT&T other than short-term purchase orders. See "BUSINESS OF THE COMPANY - Marketing."



          (6) Scarcity of Semiconductors. In order to manufac-ture its power supplies, the Company must maintain a large inventory of semiconductors. At the present time, the worldwide supply of certain types of semiconductors does not meet the worldwide demand for those components. Moreover, the problem portends to be a factor in the industry for many years to come, as the creation of a wafer fabrication plant to produce these components entails an investment of $1 Billion to $2 Billion and up to two years for completion. MicroENERGY enjoys a good relationship with its suppliers of semiconductors. Nevertheless,
the Company has no guaranteed source of semiconductors.   Any
shortage in the Company's inventory of semiconductors could delay production of power supplies and adversely affect the Company's sales and cash flow. See "BUSINESS OF THE COMPANY - Sources of Components."



          (7) Dependence on Key Personnel. The success of the Company is dependent upon the services of its current management, particularly Robert G. Gatza, Chairman of the Board and Chief Executive Officer, and Robert J. Fanella, Chief Financial Offi-cer. Although the Company has employment agreements with its officers, those agreements do not assure the Company of the officers' continued services. The Company has key man insurance on Mr. Fanella's life, but has not insured Mr. Gatza's life. There is no assurance that the Company would be able to locate and retain qualified persons to replace any member of management. The prolonged unavailability of any current member of senior management, whether as a result of death, disability or other-wise, could have an adverse effect upon the business of the Company. See "MANAGEMENT."



          The Company will also need to attract and retain technologically-qualified personnel with backgrounds in engineer-ing, production and marketing. There is keen competition for such highly qualified personnel. The Company believes that its current professional employees are of high caliber, and intends to actively seek out additional highly qualified personnel as needed. But there can be no assurance that the Company will be successful in recruiting or retaining personnel of the requisite caliber or in the requisite number to enable the Company to conduct its business as proposed.

          8. Related Party Transactions. At several times throughout its history the Company has relied upon the financial resources of its officers (Robert G. Gatza and Robert J. Fanella) to facilitate certain corporate transactions and, on occasion, to provide working capital. See "CERTAIN TRANSACTIONS." The Company believes that all of these transactions have been made on terms which were equal to or more favorable to the Company than terms which might have been available in arms-length transac-tions. The Company may borrow funds in the future from manage-ment when needed for operations or in connection with major transactions, or management may be called upon to provide their personal guarantees of one or more of the Company's obligations. If it appears to the Board of Directors that the officers should be compensated for providing such guarantees, the Company will do so.


          9. Lack of Patent Protection. The Company has no patents, and it is expected that most of its switching power supply products will not be patented. The Company believes that patent protection is not available for an entire power supply. Although the Company has incorporated certain safeguards into the designs for its power supplies, which will make them difficult to copy, the designs can never be absolutely safeguarded.



          10. No Dividends. The Company has paid no dividends to its shareholders since its inception and does not plan to pay dividends in the foreseeable future. Any earnings which it may realize will be retained to finance the growth of the Company.

          II.  RISKS RELATED TO THE COMPANY'S SECURITIES

          11. Effect of Issuance of Shares on Tax Attributes . At June 30, 1995, the Company had net operating loss ("NOL") carryforwards of approximately $3,700,000 and investment tax credit, research and development credit, and minimum tax credit ("MTC") carryforwards totalling approximately $233,000, which, absent an "ownership change" as described below, would generally be available to offset future taxable income and tax liability of the Company. The Company believes that it will experience an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, no later than the closing of this offering, and that, accordingly, a limitation will be imposed under Section 382 of the Code on the utilization of NOL and tax credit carryforwards. As a result, the Company does not expect to be able to utilize its full NOL and tax credit carryforwards to offset future taxable income and tax liability. See "CERTAIN FEDERAL INCOME TAX EFFECTS UPON THE COMPANY". This limitation would have a materially adverse effect on the Compan-y's net income, if the Company were to generate taxable income or tax liability materially in excess of the limitation.

          12. Income Tax Considerations - Distribution of Common Stock as Dividends. The receipt of a distribution of Common Stock as a dividend with respect to Preferred Stock will be taxable to the extent of the fair market value of the Common Stock distributed on the date of the distribution, subject to certain exceptions. Accordingly, payment of a dividend in Common Stock may give rise to taxable income to holders of Preferred Stock, for which taxes may be payable, notwithstanding that no cash was distributed. See "CERTAIN FEDERAL INCOME TAX CONSIDER-ATIONS TO INVESTORS."



          13. Conflict of Interest in Negotiation of Terms of Securities. During the past several years, the Company has from time to time issued securities to Robert G. Gatza and Robert J. Fanella in exchange for financial considerations they have provided to the Company. SEE "Certain Transactions." Since Messrs. Gatza and Fanella represent two of the three members of the Company's Board of Directors, they had a conflict of interest in connection with each of those transactions between their interest in obtaining favorable terms for the Company and their self-interest in obtaining the highest possible consideration for the debt they undertook. Recently, in connection with the financing of the Debt Compromise with AT&T, the Company agreed to issue 350,000 shares of Series A Preferred Stock to Messrs Gatza and Fanella in exchange for their payment of $250,000 and guarantees of $800,000 in debt. SEE "Capitalization." The terms of the Series A Preferred Stock to be issued to Messrs Gatza and Fanella will be identical to the terms of the Series A Preferred Stock issued in this offering. Accordingly, while negotiating the terms of this offering with the Underwriter, Messrs. Gatza and Fanella had a conflict of interest between their interest in negotiating the best possible deal for the Company and their interest in obtaining the most favorable terms for the Series A Preferred Stock. Messrs Gatza and Fanella believe that the terms of the transactions between them and the Company have been equal to or more favorable to the Company than would have occurred in arms-length transactions, but they have not made any investigation to support their belief.



          14. Restrictions on Payment of Dividends. As a Delaware corporation, the Company is permitted to declare and pay dividends only out of either (a) capital surplus or (b) net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. If the Company's net worth does not exceed its stated capital and it has not realized income in the year a dividend is due or the preceding year, dividends may not be paid by the Company on the Preferred Stock. Any dividends not paid will accrue. No interest will be paid on any accrued but unpaid dividends. The Company's ability to pay dividends will depend on the success of its operations. There can be no assur-ance that the Company will realize sufficient financial success to be able to pay dividends on the Preferred Stock. See "DIVI-DENDS" and "DESCRIPTION OF SECURITIES."

          15. Mandatory Conversion of Preferred Stock Under Certain Circumstances. In the event that, during the 24 months after the first anniversary of the date of this Prospectus, the market price of the Company's Common Stock exceeds $7.00 for five consecutive trading days, each share of the Preferred Stock may be converted, at the Company's option, into 1 share of Common Stock. Conversion at that same rate will also happen at the Company's option on the third anniversary of the date of this Prospectus. Upon such a mandatory conversion, shareholders will lose all of the benefits of owning the Preferred Stock, other than the right to receive all dividends declared and unpaid up to the date of conversion. The Company will have no obligation to notify shareholders prior to the effective date of a mandatory conversion, so holders of Preferred Stock may unknowingly be deprived of the benefits of owning the Preferred Stock. See "DESCRIPTION OF THE COMPANY'S SECURITIES - Preferred Stock:
Conversion."

          16. Dilutive Effect of Stock Dividends on Preferred Stock. The Preferred Stock will pay dividends on a semi-annual basis. The Company has the option to pay the entirety of each dividend in shares of Common Stock and expects that it will exercise that option at times. The issuance of shares of Common Stock as dividends will have a dilutive effect on the holders of the Company's Common Stock and may have an adverse effect on the market price for the Common Stock and the market price of the Preferred Stock, which is convertible into Common Stock.

          17. Possible Redemption of Warrants. The Company, at its option, may redeem the Class A Warrants at $.05 per Warrant if the average bid price of the Common Stock exceeds $7.00 at any time that the Warrants are exercisable. In the event of the Company's exercise of such option, holders of Warrants called for redemption would no longer be able to benefit from any increase in the value of the underlying Common Stock unless they exercised their Warrants at the Warrant exercise price. See "DESCRIPTION OF SECURITIES - Warrants."

          18. Current Prospectus and State Blue Sky Registration Required to Exercise Warrants. Purchasers of the Class A War-rants will have the right to exercise the Warrants only if a current prospectus relating to the shares underlying the Warrants is then in effect and only if such shares are qualified for sale under applicable state securities laws of the states in which the various holders of the Warrants reside. There is no assurance that the Company will be able to keep this Prospectus covering such shares current. The Warrants may be deprived of any value if a current prospectus covering the shares issuable upon exer-cise thereof is not kept effective or if such shares are not registered in the states in which holders of the Warrants reside. See "DESCRIPTION OF SECURITIES--Warrants".

          19.  "Penny Stock" Regulations.  The Securities and
Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be an equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Upon authorization of the Securities offered hereby for quotation on NASDAQ, the Securities will initially be exempt from the definition of "penny stock". The Company has been advised that the Company's Securities will be listed on NASDAQ upon the Effective Date of this offering. If, however, the Securities offered hereby are not accepted for initial listing by NASDAQ or are removed from NASDAQ, the Company's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in the offering to sell the Company's securities in the secondary market.

          20.  Thinly Traded, Volatile Market For Common Stock.
The market price of the Company's Common Stock will be a very significant factor in determining the market price for the Preferred Stock and the Warrants. For the past several years the Company's Common Stock has been thinly traded, as no broker-dealer was actively seeking new customers for the Common Stock.
The market price of the Company's Common Stock, therefore, has been relatively volatile, however, and is subject to large changes within a brief period of time. Investors considering the purchase of the Securities cannot rely upon the market price of the Common Stock as a stable basis for determining whether to purchase or sell the Securities. Moreover, should an active market for the Preferred Stock or the Warrants develop after this Offering, it is possible that arbitrage activity by market makers will increase the volatility of the market for the Company's common stock.

          21. Lack of Prior Market for Preferred Stock and War-rants. Prior to this offering, no public trading market existed for the Preferred Stock or the Warrants. There can be no assur-ances that a public trading market for the Securities will develop or that a public trading market, if developed, will be sustained. The Company anticipates that upon completion of this offering, the Preferred Stock, Common Stock and Warrants will be eligible for inclusion on the National Association of Securities Dealers Automated Quotation System SmallCap Market ("NASDAQ").
If for any reason, however, such Securities are not listed on NASDAQ or a public trading market does not develop, purchasers of the Securities may have difficulty in selling their Securities should they desire to do so. In any event, due to the price of the Company's securities, many brokerage firms will not effect transactions in the Securities and it is unlikely that any bank or financial institution will accept such Securities as collater-al, which could have an adverse effect in developing or sustain-ing any market for the Company's Common Stock or Warrants.
Although it has no legal obligation to do so, the Representative from time to time may act as market maker and otherwise effect transactions in the Company's securities. The Representative, if it participates in the market, may become a dominating influence in any market that might develop for any of the Company's securi-ties. However, there is no assurance that the Representative will continue to be a dominating influence. The prices and liquidity of the Company's securities may be significantly affected by the degree, if any, of the Representative's partici-pation in the market, the Representative's dominating influence on any market that may develop and the fact that a significant number of the Securities may be sold to existing customers of the Representative. The Representative may discontinue such activi-ties at any time. Further, the market for, and liquidity of, the Company's securities may be adversely effected by the fact that a significant amount of the Securities may be sold to customers of the Representative. Under the rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for initial quotation of securities on NASDAQ, a company, among other things, must have at least $4,000,000 in total assets, $2,000,000 in total capital and surplus, $1,000,000 in market value of public float, a minimum bid price of $3.00 per share and at least two (2) market makers. For continued listing, a company, among other things, must have $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share. If the Company is unable to satisfy the requirements for quotation on NASDAQ, trading if any, in the Common Stock and Warrants offered hereby would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD's Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for the Company's Securities. See: "UNDERWRITING".

          22. Restrictions on Marketmaking Activities During Warrant Solicitation. To the extent that the Representative solicits the exercise of Class A Warrants, the Representative may be prohibited pursuant to the requirements of Rule 10b-6 under the Exchange Act from engaging in marketmaking activities during such solicitation and for a period of up to nine days preceding such solicitation. As a result, the Representative may be unable to continue to provide a market for the Company's securities during certain periods while the Class A Warrants are exercis-able. The Representative is not obligated to act as a marketmak-er. See "UNDERWRITING".

          23. Representative's Purchase Warrant. In connection with this Offering, the Company will sell to the Representative, for nominal consideration, a warrant to purchase 43,000 shares of Series A Preferred Stock and 21,500 Class A Warrants (the "Representative's Warrant"). The Representative's Warrant will be exercisable commencing one year after the Effective Date and ending four years after such date, at a price of $6.00 per share and $.12 per warrant, subject to certain adjustments. The holders of the Representative's Warrants will have the opportuni-ty to profit from a rise in the market price of the Company's securities, without assuming the risk of ownership. The Company may find it more difficult to raise additional capital if it should be needed for the business of the Company while the Representative's Warrant is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Representative's Warrant.
See:  "UNDERWRITING."

                         USE OF PROCEEDS

          The net proceeds to be received by the Company from the sale of the Securities being offered hereby, after the deduction of the underwriting discounts and the expenses of this Offering, are estimated at $1,721,350 (assuming that the Representative's Over-Allotment Option is not exercised). The Company will not receive any proceeds from the sale of Warrants by the Selling Securityholders.

          The Company intends to allocate the net proceeds of this Offering in the approximate amounts set forth below:




                                          Approximate  Percentage
                        Approximate Amount      of Net Proceeds

Capital Improvements (1)      $500,000               29.0%
Financing New Sales (1)        400,000               23.2%
Repayment of Debt (2)          300,000               17.4%
Repayment of Bridge Debt (3)   187,000               10.7%
Working Capital (4)            334,350               19.4%

                   Total    $1,721,350
_______________________________

(1) The Company has received pre-production orders for new designs from 8 OEM customers which, if they turn into pro-duction orders on the terms proposed by the customers, will represent up to $10.2 Million in annual sales by the Compa-ny. In order to satisfy those orders, should they occur, the Company will have to purchase additional inventories of raw material parts, pay labor costs and incur the other upfront expenses of manufacturing the products. Moreover, although the Company's factories have sufficient capacity to fill the new orders, the Company will have to invest in certain new equipment to meet the demands of the increased sales volume.

(2) The Company will utilize a portion of the proceeds to reduce its indebtedness on its credit line. The Company pays interest on its credit line at a rate of prime plus 2.5%. The line of credit is secured by all of the Company's as-sets.

(3) Represents repayment of bridge financing consisting of promissory notes bearing interest at 8% per annum which are payable on the earlier of (a) April 1, 1997 or (b) the date on which this Offering closes. See: "CAPITALIZATION - Bridge Financing." The Company used the proceeds of the Bridge Financing to help finance its compromise of its largest outstanding debt. See "CAPITALIZATION."

(4) Working Capital will be used for general corporate purposes, such as salaries and purchase of inventory.

   Any additional proceeds received from the purchase of addi-tional Securities by the Underwriter to cover overallotments or from the exercise of the Warrants will be added to working capi-tal.

   The foregoing represents the Company's best estimate of the allocation of net proceeds of this offering based upon the Company's current business plan and current economic and industry conditions. The estimate is subject to reapportionment among the categories listed above or to new categories in response to, among other things, changes in the Company's plans and changes in industry conditions.

   Pending application of the net proceeds, such proceeds will be invested in certificates of deposit, government debt instruments, and/or other short-term investments.

                   PRICE RANGE OF COMMON STOCK

   The following table sets forth the prices for the Company's Common Stock as quoted on the NASDAQ Bulletin Board. The prices take into account the 1-for-360 reverse stock split on the date of this prospectus, as the actual prices have been multiplied by
360. It should be noted, however, that quotations for securities priced in dollars tend to show smaller differentials between bid and asked prices than quotations for securities priced in pen-nies. The prices listed below, therefore, may not constitute an accurate representation of what the market for the Common Stock would have been if the reverse stock split had occurred prior to July 1, 1993, but are simply a mathematical extrapolation of the market as it existed prior to the reverse stock split.

                           Bid                    Asked
Quarter Ending      High          Low      High         Low

December 31, 1995    $18.00     $ 1.80      $36.00      $ 9.00
September 30, 1995   $16.20     $  .90      $28.80      $ 3.60

June 30, 1995        $ 2.88     $  .36      $ 9.00      $ 2.70
March 31, 1995       $ 1.80     $ 1.08      $ 5.40      $ 3.24
December 31, 1994    $ 5.40     $  .36      $ 8.10      $ 3.60
September 30, 1994   $ 7.20     $ 1.80      $18.00      $ 5.40

June 30, 1994        $ 4.68     $ 1.80      $11.25      $ 5.40
March 31, 1994       $ 4.68     $ 1.80      $10.80      $ 5.40
December 31, 1993    $ 7.20     $ 1.80      $18.00      $ 5.40
September 30, 1993   $10.80     $ 3.60      $16.20      $ 9.90

     The foregoing quotations represent prices between deal-ers and do not include retail mark-up, mark-down, or commissions, and may not necessarily represent actual transactions.


     As of April 23, 1996, the Company had 3,133 holders of record of the Common Stock.




                          CAPITALIZATION

     The following table sets forth the capitalization of the Company and its consolidated subsidiaries. The first column sets forth the capitalization at December 31, 1995. The second column sets forth the capitalization as adjusted to reflect the effect of "Debt Compromise" described immediately below and the related financing activities. The third column shows the effect of further adjustment to give effect to the sale of the Securities offered hereby and the intended of the net proceeds therefrom.




                                             December 31, 1995

                                    Before         After Debt           After
                                  Offering        Compromise         Offering

Long-term Debt (1)                $ 3,243,819       $ 1,900,819    $ 1,413,819

Shareholders Equity:

  Common Stock - Par Value $.01
  Per Share, Authorized -
  4,000,000 Shares; Out-
  standing - 415,143 Shares (2)         4,151             4,151          4,151

  Preferred Stock- Par Value,
  no Per Share, Authorized -
  4,000,000 Shares; Outstanding -
  350,000; To Be Outstanding -
  780,000 Shares. Liquidation
  Preference of $250,000 pro
  forma and $2,400,000 after Offering                  250,000      2,400,000

  Additional Paid In Capital         5,837,379        5,837,379      5,837,379
Accumulated Deficit                 (5,356,650)      (4,356,650)    (4,356,650)
  Unearned Restricted Stock Comp.   (1,428,550)      (1,428,550)    (1,428,550)
  Stock Purchase Warrants                   75           88,075        109,575
Treasury Stock, at cost             (   16,386)      (   16,386)    (   16,386)
Unrealized Gain on Securities          102,270         102,270        102,270

Total Stockholders Equity/(Deficit)    (857,711)         480,289      2,651,789

Total Capitalization               $  2,386,108      $ 2,381,108    $ 4,065,608
- ------------------------------


(1)          See Note 5 to Consolidated Financial Statements.

(2) Does not include (i) Class C Warrants to purchase 56,944 shares at $22.68 per share held by Robert G. Gatza and Robert J. Fanella (See "CERTAIN TRANSACTIONS"), (ii) shares of Preferred Stock issuable upon exercise of the 880,000 Class A Warrants currently outstanding (See "SELLING SECURITYHOLDERS AND PLAN OF DIS-TRIBUTION") and the 215,000 Class A Warrants to be sold in this offering, (iii) 43,000 shares of Preferred Stock issuable upon exercise of the Representative's Purchase Warrant, (iv) 21,500 shares of Preferred Stock issuable upon exercise of Class A War-rants which are issuable upon exercise of Representative's Pur-chase Warrants, (v) 13,292 shares of Common Stock which are issu-able upon the exercise of outstanding stock options, or (vi) shares which will become issuable if the Representative exercises its Over-Allotment Option.


Debt Compromise

   At December 31, 1995 the Company was indebted to a competitor in the amount of $2,332,495 arising from the Company's acquisition in 1991 of certain assets used by that competitor in the manufacture of power supplies. The debt was non-interest-bearing with monthly payments in ascending amounts extending through December 1, 2002.


             On January 31, 1996 the Company reached an agreement with the debt-holder to compromise the debt. The Company paid the debt-holder $1,332,000 in cash, and the debt-holder forgave the $1 Million balance of the obligation. The effect of the debt compromise was to reduce the Company's debt-load by approximately $1.3 Million (net of loans taken to finance the debt compromise), increase shareholders equity by approximately $1 Million, and to cause the Company to realize approximately $1.0 Million in extraordinary income during the third quarter of fiscal 1996.



   The Company obtained the funds necessary to pay the debt-holder by
(1) obtaining $275,000 from the Bridge Financing described immediately below, (2) agreeing to issue 350,000 shares of Series A Preferred Stock to Robert G. Gatza and Robert J. Fanella, the Company's officers, in exchange for their payment of $250,000 and their personal guarantees of approximately $800,000 in loans to the Company, and (3) utilizing $43,750 paid by Messrs Gatza and Fanella in December of 1995 upon their exercise of Class D Warrants for Common Stock. "CERTAIN TRANSACTIONS."

Bridge Financing

   In March, 1996 the Company obtained bridge financing from    six
lenders in the amount of $275,000. The lenders are the individuals identified in this Prospectus as "Selling Securityholders." In exchange for the $275,000, the Company gave the Selling Securityholders non-negotiable promissory notes in the aggregate principal amount of $187,000 plus 880,000 Class A Warrants. The notes accrue interest at a rate of 8% per year. Principal and interest are payable on the earlier of (a) April 1, 1997 or (b) the date on which this offering closes.
The outstanding principal of the notes will be repaid from the net proceeds of this Offering. The proceeds of the Bridge Financing were used by the Company to fund the debt compromise described immediately above.

   The Company's agreement with the Selling Securityholders provided that the Company would include in this registration statement a prospectus covering the Class A Warrants owned by the Selling Securityholders and the underlying Preferred Stock. Accordingly, the registration statement, of which this Prospectus is a part, also covers the offering of the Class A Warrants acquired by the Selling Securityholders in the bridge financing, as well as the Preferred Stock issuable upon exercise of those Class A Warrants. See: "SELLING SECURITYHOLDERS."

                                DIVIDENDS

   The Preferred Stock is entitled to cumulative annual dividends of 8% of the $5.00 issue price per share. The annual dividend requirement on the Preferred Stock sold in this Offering will be $176,000, and that amount will increase if the Over-Allotment Option is exercised or if any of the Class A Warrants are exercised for Preferred Stock. The dividend on the 350,000 shares of Preferred Stock issued to Messrs Gatza and Fanella (SEE "Capitalization - Debt Compromise") will total $140,000.
At the Company's option, all or part of each dividend may be paid in shares of the Company's Common Stock valued at 100% of the average closing bid price of the Common Stock as reported on NASDAQ (or such exchange or quotation service as the Common Stock may be quoted on, if it ceases to be quoted on NASDAQ) for the ten trading days before the record date for the dividend.


   The Company is not a party to any agreement or arrangement that restricts or limits its ability or authority to declare and pay dividends other than as provided by law. As a Delaware corporation, the Company is permitted to declare and pay dividends only out of either (a) capital surplus or (b) net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. If the Company's net worth does not exceed its stated capital and it has not realized income in the year a dividend is due or the preceding year, dividends will not be paid by the Company on the Preferred Stock. Any dividends not paid will accrue. No interest will be paid on any accrued but unpaid dividends.

   On December 31, 1995 the Company had no capital surplus, and at the present time the Company has very little capital surplus. There can be no assurance that the Company will maintain sufficient capital surplus to be able to pay dividends on the Preferred Stock. The Company's ability to pay dividends in the future will depend on whether the Company is profitable. If the Company incurs large losses which impair its financial resources, the Company could quickly become unable to pay dividends. In any case it is likely that the Company will from time-to-time or always determine that it is in the best interests of the Company to retain its cash assets, and pay the entirety of a dividend in shares of Common Stock, particularly if the market value of the Common Stock is high. Such a payment could have an adverse effect on the market prices of the Company's Common Stock and Preferred Stock.

   Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the Company. To date, the Company has neither declared nor paid any dividends on its Common Stock nor does the Company anticipate that such dividends will be paid in the foreseeable future. Rather, the Company intends to apply any earnings to the expansion and development of its business. Any payment of cash dividends on its Common Stock in the future will be dependent upon the prior payment of required dividends on Preferred Stock, the Company's earnings, financial condition, capital requirements and other factors which the Board of Directors deems relevant.

                        SELECTED FINANCIAL INFORMATION
                               ($'S in 000's)

                    Fiscal    Fiscal    fiscal    Fiscal    Fiscal
                    Year      Year      Year      Year      Year
                    Ended     Ended     Ended     Ended     Ended
                    June 30   June30    June 30   June 30   June 30
                    1995      1994      1993      1992      1991

Operating
Summary

Sales               14,589    12,772    15,886    20,197    8,113

Interest and
Other Income         1,240       999     3,161     5,257     5,727

Total Income        14,590    12,772    15,889    20,202     8,119

Cost of
Manufacturing
And Facility        11,567    10,054     2,475     7,289     5,682

Research &
Development            949       920     1,247     2,279     1,055

Selling
General
& Admin.             1,492     1,370     1,731     2,027     1,271

Interest &
0ther Expense          333       223       396       799       310

Total
Expenses            14,340    12,567    15,849    22,394     8,318

Net Earnings/
(Loss)                 250       205        41    (2,192)     (198)

Net Earnings/
(Loss)
per share (in $'s)  .002      .002      .000      (.019)    (.002)

Weighted
Average
Number of
Shares Outstanding
(in thousands)      114,037   115,112   114,545   113,878   113,732








                    As At     As At     As At     As At     As At
Balance Sheet       June 30   June30    June 30   June 30   June 30
Summary             1995      1994      1993      1992      1991

Working
Capital               443        73       412     (2,262)     431

Total Assets        6,149     6,302     6,090     8,916     4,065

Capitalized
Lease                581       767       232       316       358

Long-term
Debt                3,514     3,954     3,945     1,542     1,301

Total
Liabilities         7,144     7,641     7,665     10,595    3,619

Shareholders
Equity/
(Deficit)           (995)     (1,339)   (1,576)   (1,678)     447



















































































             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS


Results of Operations

                   Six Months Ending December 31, 1995 vs.
                     Six Months Ending December 31, 1994

     Net sales for the six months ended December 31, 1995 totalled $6,721,421, a reduction of $946,806 (8%) from net sales in the first six months of fiscal 1995. The primary cause of the reduction was the termination of sales to one particular customer, as that customer downgraded the overall quality of its product, which permitted it to purchase the lower cost power supplies available from several manufacturers. This termination was not offset by increased sales, as the Company's poor financial condition has made it difficult to generate new OEM customers. See "BUSINESS OF THE COMPANY - Marketing." Most of the Company's sales during the first six months of fiscal 1996 were to established customers.

     The Company at January 1, 1996 had backlog of $5,013,000, which may be compared to backlog of $3,550,300 at January 1, 1995. This backlog consists entirely of firm released orders, most of which will be shipped during the third quarter of fiscal 1996. The combination of that backlog with non-binding production schedules that the Company has received on existing customer projects, as well as the preproduction orders and early production orders for new projects that the Company received from eight OEM customers near the end of its second quarter, all indicate that the shortfall in sales compared to fiscal 1995 will be eliminated in the second half of the fiscal year.

     Despite the reduction in net sales of $946,806, operating income fell only $24,670 from the first half of fiscal 1995 to the first half of fiscal 1996. The Company was able to offset the drop in revenues by cutting manufacturing costs significantly. For this reason, facility, preproduction and production expense in the first half of fiscal 1996 was almost 14% lower than in the first half of 1995, although net sales fell by only 8%. Likewise, selling, general and administrative expense fell by 13% from the 1995 period to the 1996 period, exceeding the percentage reduction in net sales and so contributing to the preservation of operating income. The increased operational efficiency evidenced in the first half of fiscal 1996 should prove beneficial to the Company's operating statements if the anticipated increase in net sales in the second half of the year is realized, as a larger percentage of those net sales should survive as net income than has been the Company's experience in the past.

                      Year Ending June 30, 1995 vs.
                        Year Ending June 30, 1994

     Net sales for the twelve month ended June 30, 1995 were $14,58-8,844, as compared to net sales of $12,771,067 in the fiscal year ending June 30, 1994. This represents a 14% increase in revenues on a year to year basis. The primary reason for the increase was a $1.8 Million in-crease in sales to AT&T, the Company's largest customer, whose orders represented 18% of sales in fiscal 1994 and 29% of sales in fiscal 1995. The Company continues to do business with AT&T, with sales to it during the first six months of fiscal 1996 representing 39% of the Company's total net sales. One reason for this public offering, however, is to provide funds to enable the Company to expand its customer base, which will reduce the Company's dependence on this one customer.

     Operating income in fiscal 1995 increased by $155,266 from $426,419 to $581,685, representing an increase of 36%. The primary reason for the increase was the fact that research and development expense increased by 3% while net sales increased by 22%. The reason for the small relative increase in research and development expense was the Company's lack of cash resources to devote to research and development, and does not represent Company policy. The Company intends to expand its research and development activities as its business expands to insure that it remains in the forefront of power supply technology.

     The increase in operating income was also due in part to the relatively small increase in "general and administrative" expense, which rose only 5% between fiscal 1994 and fiscal 1995. The small increase relative to net sales is attributable to the fact that the Company has established its management and accounting systems and other corporate infrastructure, and is capable of handling expanded operations without a significant expansion of infrastructure. Indeed, management has estimated that the Company could expand to a level of $40 Million in sales without major additions to facilities or senior management. This situation should prove financially advantageous if the anticipated increase in sales in fiscal 1997 is realized.

     The other elements of operating expense necessarily increased in proportion to the increase in net sales. Facility, preproduction and production expenses in fiscal 1995 were 79.3% of net sales in that year, as compared to 78.7% of net sales in the prior year. The change was primarily due to product mix and, to a smaller extent, increased costs in the electronic component cost areas, especially semiconductors. Selling & marketing expenses increased by 18% from $418,830 $494,000. The increase in sales & marketing was due to the increased commissions paid to the Company's independent manufacturers representatives as a result of the higher sales level. Moreover, the Company spent funds in building and solidifying its network of independent manufacturer representatives. At the same time, the amount spent on advertising was reduced slightly.

     Net income for the fiscal year ended June 30, 1995 was   $249,894,
a 22% increase over the $204,845 recognized in fiscal 1994. In fiscal 1994, however, the Company's net income had been increased by $100,000 due to the reversal in 1994 of a reserve taken in 1992 in connection with the Company's investment in an Indian power supply manufacturer. See "Note 4 to the Consolidated Financial Statements." Accordingly, the increase in net income from fiscal 1994 to fiscal 1995, excluding the extraordinary item relating to the India investment, totalled $145,049 or 138%.

                      Year Ending June 30, 1994 vs.
                        Year Ending June 30, 1993

     Net sales for the fiscal year ended June 30, 1994 were $12,771,067, as compared to net sales of $15,886,279 in the fiscal year ended June 30, 1993. The reduction in sales was a result of the Company's continuing effort to remove low margin business. Specifically the Company's sales to its largest customer were reduced by almost $4 Million. The Company had been supplying power supplies in a wide variety of specifications and performance criteria to six divisions of this customer. The Company is now focusing on selling only high performance power supplies to one division. That focus will have the immediate effect of reducing net sales, but the long term effect of in-creasing profitability, particularly as increased sales to this division with favorable margins are expected.

     Since the Company reorganized its operational structure in 1992, there has been an ongoing effort to reduce expenses until a sustainable increase in net sales justifies expansion. In connection with that program, most of the areas of indirect expense were reduced. Research & development was $326,000 less in fiscal 1994 than in fiscal 1993. Selling & marketing expense was $97,000 less in fiscal 1994 than in 1993. And General & Administration expense was $264,000 less, compared to fiscal 1993. Production costs remained stable, representing 78.7% of net sales in the 1994 fiscal year as compared to 78.5% of net sales in the prior fiscal year.

     Since expenses were reduced in proportion to net sales, there was no significant change in operating income between fiscal 1993 and fiscal 1994. Net income, however, increased by $164,039 from $40,806 in 1993 to $204,845 in 1994. The two reasons for the increase were (1) the $100,000 reversal of a reserve against the Company's investment in India (discussed in the preceding section) and (2) a $101,584 reduction in interest cost achieved by renegotiating the terms of several of the Company's loans.

Liquidity and Capital Resources

     At December 31, 1995, the Company had working capital of $393,657, which was not significantly different from the $443,359 it held at June 30, 1995, the end of its last fiscal year. In calculating working capital, however, the Company includes $3,033,235 of inventory, most of which consists of raw material parts held for use in manufacturing power supplies. The current assets which will readily turn into cash, cash and accounts receivable, were, then, considerably exceeded by the Company's current liabilities. The debt compromise which the Company effected after the end of the second quarter had the effect of reducing the Company's current and long-term liabilities by a total of approximately $1.3 Million. See "CAPITALIZATION - Debt Compromise." Nevertheless, the Company will require the proceeds of this offering to achieve a cash reserve suitable for its current plan of operations.

     Because of the Company's high debt-to-assets ratio, debt service remains a significant drain on cash resources. During fiscal 1995 the Company used $781,831 for debt service, approximately equal to the debt service for fiscal 1994. In the first six months of fiscal 1996, debt service totalled $420,494. The debt compromise had the effect of reducing debt service considerably. Moreover, the Company intends to utilize approximately $520,000 from the proceeds of this offering to reduce debt (including the Bridge Financing debt), which will have the effect of further reducing debt service. Nevertheless, the Company projects that after completion of this offering its debt service for fiscal 1997 will be approximately $885,000.

     The Company's primary source of operating funds has been its credit line. The primary bank lender, Comerica Bank, has an asset-based loan facility of up to $2,000,000 dependent on predetermined formulas involving the Company's accounts receivable and inventories. The balance outstanding on the credit line at December 31, 1995 was $1,656,091. The total amount available to borrow at that date was $1,667,091.

     The Company's inventory at December 31, 1995 totalled $3,033,235, as compared to $2,712,224 at June 30, 1995. The 12% increase in inventory was due to the effect of capacity planning for the third and fourth fiscal quarters. In anticipation of the orders for new customer programs, the Company brought in inventory for existing programs earlier than normal so that the existing programs could be built earlier and inventoried, thereby releasing manufacturing capacity to be utilized in the start-up of the new programs.

     The Company's accounts receivable at December 31, 1995 totalled $1,500,700, which was higher than at any time since 1993. The increase of 26% in the first half of 1996 was primarily a result of a faulty year-end wire transfer from one customer of $256,000, which arrived in January. After adjusting the balance for the effect of the wire transfer, the average days outstanding remained relatively constant with the fiscal year end average of 38 days. The Company does not believe the increase represents a trend, and expects the growth of accounts receivable to be proportionate to the growth in net sales in the future.


     The Company expects that the available borrowings from the asset-based line of credit when combined with the cash flow expected from current operations will be sufficient to service the Company's debt and fund operations for the following fiscal year.

           CERTAIN FEDERAL INCOME TAX EFFECTS UPON THE COMPANY

     At December 31, 1995, for United States federal income tax purposes, the Company had consolidated NOL carryforwards of approximately $3.7 Million due to expire commencing in 2000. The Company also had investment tax credit ("ITC") and research and
development credit ("RDC") of approximately $           due to expire
commencing in 1999, and MTC credit carryforwards of approximately $
   . The availability of these carry-forwards to reduce or offset future taxable income and tax liability of the Company is subject to various limitations under the Internal Revenue Code of 1986, as amended (the "Code"). In particular, the Company's ability to utilize the carry-forwards would be restricted upon the occurrence of an "ownership change" within the meaning of section 382 of the Code.

     Although the determination of whether an ownership change has occurred is subject to factual and legal uncertainties, the Company believes that an ownership change will occur no later than the closing of this Offering. As a result of the "ownership change," the Company will generally be permitted to utilize NOL carryforwards (available on the date of such change) in any year thereafter to reduce its income to the extent that the amount of such income does not exceed the product of (the "Section 382 Limit") (i) the fair market value of the Company's outstanding equity at the time of the ownership change (reduced by the amount of certain capital contributions such as those received pursuant to this Offering) and (ii) a long-term tax-exempt rate published by the Internal Revenue Service (currently 5.31% for ownership changes occurring in March of 1996). Further, the Company's ability to utilize its ITC, RDC and MTC carryforwards will also be limited as a result of the ownership change in an amount determined by reference to the Section 382 limit. As a result, the Company does not expect to utilize its full NOL and tax credit carryforwards to offset future taxable income and tax liability. This limitation would have a materially adverse effect on the Company's net income, if the Company were to generate taxable income (or tax liability) materially in excess of the limitation on the utilization of NOL and tax credit carryforwards.

     In addition, the issuance of the Preferred Stock in this Offering (if an ownership change occurred prior to such issuance), the exercise of the Class A Warrants, the issuance of Common Stock as dividends, and the conversion of the Preferred Stock into Common Stock or any other issuance of equity securities by the Company may each contribute to the occurrence of subsequent ownership changes. Any such subsequent ownership changes could have the effect of further limiting the Compa-ny's ability to utilize its NOL, ITC, RDC and MTC carryforwards.


                         BUSINESS OF THE COMPANY

     MicroENERGY, Inc., was incorporated in Delaware on November 30, 1983. The Company designs and manufactures high frequency power supplies and DC-to-DC converters for OEM customers who are engaged in the telecommunications, computer, and instrumentation segments of the electronics industry. The Company currently offers single and multiple output switching power supplies and DC-to-DC converters in the power output range of 25 watts to 2500 watts. All of the Company's products are customized to satisfy the unique requirements of each customer's application.

Power Supplies and DC-to-DC Converters

     A power supply is a component of electrically-powered products which converts alternating current ("AC"), the generally-available form of electricity, into direct current ("DC"), which is required for electronic circuits to function. Since the electric energy available is seldom in a form usable by electrical apparatus, most incorporate a power supply. For example, modern microprocessors require 5 VDC (volts direct current) to operate, while 120 VAC (volts alternating current) is generally available. Many large electronics manufacturers maintain "captive" power supply producers to manufacture what the OEM needs. As the technology has in the past decade become more and more sophisticated, the percentage of power supplies which are manufactured "in-house" by captive producers has fallen. Today almost half of the power supplies used in electronic equipment are purchased from independent vendors.

     A DC/DC converter is an electronic sub-system that converts one DC input voltage into one or more DC output voltages. DC/DC converters are used in conjunction with power supplies, such as those manufactured by MicroEnergy.

     The principal application for the DC/DC converters designed by MicroEnergy is the telecommunications industry. For example, a smart telephone (i.e., a telephone with a memory), will utilize a DC/DC converter to change the 48 VDC which powers its motor to 5 VDC, the output necessary to power its memory chips. If a small DC/DC converter were not available in each telephone, it would be necessary to run a 5 VDC wire from a central location to each telephone.

     A similar application is made in robotics systems. The converter is installed in each robot sensor and converts the DC voltages used to operate the robot's motors into the lower voltage needed to power the robot's microprocessors. The use of DC/DC converters in this fashion facilitates the development of efficient "intelligence" in robot systems.


The Industry

     Because of emerging technology, the size and growth of the market, and the unique design requirements of each customer, the market is fragmented. There are approximately 100 companies which identify switching power supplies in their product line portfolio, and no one of them dominates the market. The largest manufacturer of switchers is Astec, Inc., a subsidiary of the British company, BSR. Astec manufactures standard and customized switcher units.

     Other large U.S. manufacturers include AT&T, Lambda, Delta
Products, Shindengen, and Lorain Products, each of which has annual sales worldwide in excess of $260 Million. The competitors in this DC-to-DC converter market are primarily the same as those in the switching power supply market, with the significant addition of General Instrument Corporation and General Electric Corporation. All of these manufactur-ers, however, concentrate on sales of standardized power supplies.
Their strategy is to provide a line of inexpensive models that are within the range of the existing specifications of OEMs.

     MicroENERGY, on the other hand, provides state-of-the-art custom units to meet exact specifications on short notice at competitive prices. In that market the principal method of competing is by emphasis on design ability and timely delivery. MicroENERGY's technology and reputation for service have allowed it to compete successfully in this market for over ten years despite limited financial resources.

Marketing

     MicroEnergy's products are marketed to manufacturers of electronic equipment by independent manufacturers representatives. At the present time, the Company's products are offered by 10 representative firms, whose territories include all or part of 36 states plus Puerto Rico.
The lag time from initial contact with a prospective OEM customer to receipt of a purchase order is typically 6 months. An additional 3-4 months is usually required before actual shipment can begin. Since each customer requires a unique customization of one of the Company's basic product series, much of the lag time from initial customer contact to purchase order is attributable to customization and technical review by the customer.

     Prior to placing purchase orders, customers evaluate the Company's technology and other capabilities, as well as their own requirements.
At this point, assuming that their level of interest is high, the firm will send a request for quotation ("RFQ") for price and delivery of specific power supplies. The RFQ's generally cover the customer's requirements for 12 months. The average age of these quotes is 45 days.


     Actual orders are received by the Company in two forms. The Company's customers have generally given the Company a "preproduction" order for several units for initial evaluation. The entry of preproduction order indicates a considerable level of interest, since the Company normally includes an upfront charge for nonrecurring engineering in the cost. Generally some, but not all, of the Company's preproduction orders result in production orders.

     The final stage in the ordering process is the production order. These orders constitute a firm commitment to take delivery of the Company's products only when the customer authorizes a release for ship-ment.

Backlog

     The Company generally advises customers that the Company can deliver product within twelve weeks after the production order is placed. Accordingly, most customers place orders for one quarter at a time, although most customers are ordering for production programs that
will extend over a much longer period of time.   For that reason, the
Company's current backlog of released orders of $5,013,000 is a reliable indication that (1) the Company will deliver approximately that much during the next twelve weeks, and (2) the programs which its customers are ordering for are approximately 42% larger than was the case a year earlier, when backlog totalled only $3,550,300. Based on its extrapolation from backlog as well as the production schedules which the Company receives from its customers, the Company is generally able to plan its production schedules, including purchasing of necessary compo-nents and related engineering, for six to eight months in advance.

     Near the end of 1995 the Company received preproduction orders for new power supply designs from eight customers. The RFQ's received from these customers projected annual power supply requirements which, if met by the Company, would represent a total of approximately $10.2 Million in sales. Indications from four of the customers designated as new projects show that annual production quantities for these four in fiscal year 1997 should approximate $8.0 Million. The Company believes that it may be awarded all of these orders, although there is never a certainty of an order until the release for shipment is given by the customer. Three of the customers have given the Company production orders; the remainder are still in the preproduction stage. The Company has sufficient confidence that it will receive a significant portion of these orders that it has already begun to increase its raw materials inventory in anticipation of the expanded business and is allocating the greater portion of the net proceeds of this offering to financing of the new business.
There can be no assurance, however, that any amount of these orders will be realized and completed by the Company.

Major Customer; Export Sales

     The Company has only one customer that represents more than 10% of the Company's net sales. The Company's sales to various divisions of AT&T Inc. accounted for approximately 39% of the Company's total revenues in the first six months of fiscal 1996, 28% of the Company's total revenues in fiscal 1995, 18% of the Company's total revenues in fiscal 1994, and 40% of the Company's total revenues in fiscal 1993. During fiscal year 1995, the Company had $5,250,000 in export sales.

     In the fiscal year ended June 30, 1995 the Company's export sales amounted to approximately 36% of the Company's total revenues, compared to 38% in 1994 and 24% in 1993. All export sales by the Company are denominated in U.S. Dollars. Due to the fact that the Company's products are customized and require a substantial lead-time for production, short-term foreign currency fluctuations generally have no effect on the Company's sales. Any long-term strengthening of the Dollar, however, could adversely affect export sales.

The MicroENERGY Technology

     The Company's research and development efforts have been focused on advancing the state-of-the-art in the design of power supplies and the method employed in manufacturing such power supplies. For the immediate future, the Company's research and development will continue to focus on that subject. During the fiscal year ended June 30, 1995 the Company spent $949,002 on Company-sponsored research and development. During the fiscal year ended June 30, 1994 the Company spent $920,391 on Companysponsored research and development. During the fiscal year ended June 30, 1993, the Company spent $1,246,965 on Company-sponsored research and development.

     Among the more significant results of this research and development activity has been the Company's ability to vertically integrate Surface Mounted Technology ("SMT") into its entire manufacturing operation.
SMT, which was developed by a number of electronics manufacturers in the 1980s, represents a major miniaturization of electronic components by elimination of the external packaging of components. A component produced using SMT technology, such as a transistor, consists of only the device itself with no capsule surrounding it. The SMT component is placed directly onto the printed circuit board (which itself is greatly reduced in size). The Company utilizes this technology in its manufacturing processes, which enables the Company to provide more power in a smaller power supply, thus expanding the engineering capabilities of our customer, and facilitating more applications for our power supplies.

     Recently the Company's on-going efforts to be at the forefront of its industry were recognized by the primary accrediting organization for the industry. The International Standards Organization ("ISO") is based in Geneva, Switzerland, and was organized to create internationally recognized standards for design and manufacturing processes. During 1995 the Company was granted ISO 9001 status by Underwriters Laboratories. The ISO 9001 designation will indicate to potential customers that MicroENERGY has achieved the state-of-the-art in power supply design and manufacturing.

Sources of Components

     The raw materials for the Company's products are primarily standardized components which are available from an adequate number of suppliers. Those raw materials which must be customized for the Company are also available from a number of qualified component manufacturers. During fiscal 1989, the Company increased its access to components by acquiring all of the capital stock of Tru-Way, Inc., an Illinois corporation engaged in the business of manufacturing fabricated metal parts used in the Company's principal product.

     One problem in raw material procurement which has caused significant concern in the power supply industry in recent years is the worldwide shortage of semi-conductor components. At the present time, the worldwide supply of certain types of semi-conductors does not meet the worldwide demand for those components. Moreover, the problem portends to be a factor in the industry for many years to come, as the creation of a wafer fabrication plant to produce these components entails an investment of $1 Billion to $2 Billion and up to two years for completion.

     MicroENERGY anticipated the shortage in semi-conductors many years ago, and has positioned itself well to withstand the effects. Several years ago MicroENERGY adopted a policy of purchasing its semi-conductors from distributors rather than manufacturers. That policy occasionally resulted in increased raw material costs. But as a result, MicroENERGY now enjoys a priority relationship with its suppliers of semi-conductors. Even if manufacturers are allocating their production among their customers, thus causing shortages for all, the distributors from whom MicroENERGY purchases its semi-conductors have made a practice of meeting all of MicroENERGY's orders in timely fashion. Indeed, the Company experienced relatively few component shortages during 1995, which indicates the efficacy of its strategy. Although there is no contract binding any supplier to continue to satisfy MicroENERGY'S semi-conductor requirements, the existing relationship, as long as it continues, provides MicroENERGY the ability to meet the shipment schedules of its own customers at a time when many of its competitors are experiencing difficulty doing so due to the shortage of semi-conductors.

Employees

                    The Company is located in a "Research Corridor" west of Chicago, in which a substantial portion of the Midwest's electronics industry is located. The presence of Bell Laboratories, Motorola, Inc., and Zenith Corporation, among others, as well as Illinois Institute of Technology and Northwestern University, means that the Company can recruit its employees from a large local pool of talented individuals. Moreover, since experienced technicians and engineers are generally available, the Company has not experienced any material "lag time" in training new employees.

     The Company currently has 216 full-time employees (including 175 production employees), two of whom are officers of the Company. During the remainder of fiscal 1996 the Company expects no substantial increases in the Company's non-direct labor force. None of the Company's employees belongs to a union. The Company believes that its relationships with its employees is good.

Properties

          The Company currently has five locations. The Company's general offices are located in a 3,100 square foot office facility in Carol Stream, Illinois. The Company's manufacturing operations are located in a leased facility in Quincy, Illinois and a Company-owned facility in Memphis, Missouri, which are located approximately 70 miles from each other. The total space in Quincy is 59,555 square feet and in Memphis is 9,600 square feet. The Quincy and Memphis facilities are located in a good labor market and are large enough to meet the expected
capacity requirements of the Company for the foreseeable future.   The
Company's Longwood, Florida facility contains the research and development center in a 13,002 square foot leased facility. The metal fabrication business conducted by the Company's subsidiary, Tru-Way, Inc., is located in a 10,800 square foot facility in Northlake, Illinois.

     The table set forth below identifies the properties leased by the Company and its subsidiaries for an annual rental of $10,000 or more. The Company believes that these facilities are adequate for its operations as presently structured.


                                                                    Term and
                                                     Annual
Company       Lessor           Premises              Rental

MicroENERGY   Nardi Asset    350 Randy Road          Through
                Management   Carol Stream, IL        12/31/97
                                                     $38,600

MicroENERGY   Guardtree Ltd  1400 N. 30th St.        Through
                             Quincy, IL              8/31/01
                                                     $193,590

MicroENERGY   Pizzuti Inc.   745 W.State Road 434    Through
                             Suite J                 2/28/97
                             Longwood, FL            $146,628

Tru-Way, Inc. ARQUBE(1)      36 West Lake Street     Through
                             Northlake, IL           7/30/98
                                                     $54,000
__________________________________


(1) ARQUBE is a partnership, whose partners are Robert G. Gatza and Robert J. Fanella, the officers of the Company. See "CERTAIN TRANSACTIONS."

                               MANAGEMENT


     The following table sets forth certain information regarding the officers and directors of the Company as of April 23, 1996:


Name                     Age           Position

Robert G. Gatza          53            Chairman of the Board,
                                       President,
                                       Chief Executive Officer

Robert J. Fanella        45            Chief Financial Officer,
                                       Secretary, Director

George M. Bradshaw       49            Director


     Directors hold office until the annual meeting of the Company's shareholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of shareholders and until their successors are appointed and qualified.

Background of Management

     Robert G. Gatza was a co-founder of MicroENERGY in 1983, and has served as its Chief Executive Officer since that founding. Prior to forming MicroENERGY, Mr. Gatza was employed by Motorola, Inc. as Director of Operations for its cathode ray tube business. Mr. Gatza was awarded a Master of Science degree in Mathematics and a Master of Science degree in Operations Management, both by Witchita State
University.

     Robert J. Fanella was a co-founder of MicroENERGY in 1983, and has served as its Chief Financial Officer since that founding. Prior to founding MicroENERGY, Mr. Fanella was employed by Motorola Inc as Controller of a Business Group. Mr. Fanella was awarded a Master of Business Administration degree by the University of Chicago, and is a Certified Public Accountant.

     George M. Bradshaw has served as an attorney for MicroENERGY since it was founded. He has served on its Board of Directors since 1988. Mr. Bradshaw is an attorney with the firm of Huck, Bouma, Martin, Charlton & Bradshaw in Wheaton, Illinois, specializing in corporate, real estate and commercial law.

Executive Compensation

     The following table sets forth all compensation awarded to, earned by, or paid by the Company to the following persons for services rendered in all capacities to the Company during each of the fiscal years ended June 30, 1995, 1994 and 1993: (1) the Company's Chief Executive Officer, and (2) each of the other executive officers whose total salary and bonus for the fiscal year ended June 30, 1995 exceeded $100,000.











                       SUMMARY COMPENSATION TABLE
     (a)                                          (e)      (f)
Name and           (b)         (c)       (d)   Option  All Other
Principal
Position           Year       Salary    Bonus  Shares    Comp. *

Robert G, Gatza    1995       $210,001    -  21,000,000  $1,500
Chief Executive    1994       $212,281    -       -      $2,100
Officer            1993       $208,950    -       -      $2,100

Robert J. Fanella  1995       $203,801    -  14,000,000  $1,500
Chief Financial    1994       $204,301    -        -     $2,000
Officer            1993       $201,150    -        -     $2,000
_________________________
*  Represents Company matching contribution to 401(k) Plan.



Employment Agreements

     In 1996 the Company entered into employment agreements with Robert
G. Gatza and Robert J. Fanella. The employment agreements are substantially identical to each other. The agreements provide for full-time employment and include a covenant that the officer will not compete with the Company for one year after his employment terminates. The agreements terminate on January 31, 2000. They provide that each officer will be paid a salary determined by the Board, but that his annual salary shall be no less than his average salary for the preced-ing two years.

Restricted Stock Grant Program

     On May 19, 1989, the shareholders of the Company adopted a Restricted Stock Grant Program (the "Program"), pursuant to which 58,333 shares of common stock were reserved for issuance. On July 3, 1989, a portion of the reserved shares were issued to two "Grantees", namely Robert G. Gatza (34,722 shares) and Robert J. Fanella (18,056 shares). Messrs. Gatza and Fanella are the Company's officers.

     The shares issued under the terms of the Program are subject to the following restrictions:

     1. The shares granted under the Program cannot be sold, assigned, pledged, transferred or hypothecated in any manner, by operation of law or otherwise, other than by writ or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. This restriction shall lapse, with respect to 3 % of the number of shares granted under the Program, and those shares will become unrestricted stock, on the last day of the Company's 1996 fiscal year. The restriction shall lapse with respect to each additional 3 % of such number of shares on the last day of each successive fiscal year of the Company, until the 27th year in which the final 13 % will vest.

     2. The restriction shall also lapse as to all shares granted to a Grantee on the first to occur of (i) the termination of that Grantee's employment with the Company by reason of his disability, (ii) the Grantee's death, (iii) termination of the Grantee's employment by the Company without good reason, or (iv) a change of control of the Company. The Program defines "Change of Control" as an acquisition by a person or group of more than 50% of the Company's outstanding shares, a transfer of the Company's property to an entity of which the Company does not own at least 50%, or the election of directors constituting a majority of the Board who have not been approved by the existing Board.

     3. Shares which have not become unrestricted under the circumstances referred to in Item 1 or Item 2 above shall be forfeited to the Company upon termination of the Grantee's employment with the Company.

     4. During any tax year in which a Grantee realizes taxable income by reason of the lapse of the restrictions on the shares granted under the Program, the Company shall pay to such Grantee a "Gross-Up Bonus" in cash equal to the aggregate of (i) the additional federal, state and local income taxes incurred by Grantee as a result of realization of such taxable income, and (ii) the federal, state and local income tax incurred by the Grantee as a result of the Gross-Up Bonus. In no event shall the Gross-Up Bonus exceed the aggregate of (i) the amount of the tax deduction for which the Company receives a benefit for the tax year of the Company beginning during the tax year of the Grantee in which he realizes taxable income by virtue of the lapse of the restrictions referred to in Item 1 above, and (ii) the amount of the tax deduction for which the Company receives a benefit for such tax year of the Company by virtue of the Gross-Up Bonus.

Incentive Stock Option Plan

     On December 6, 1984 the shareholders of the Company approved the 1984 Incentive Stock Option Plan and the 1985 Incentive Stock Option Plan. The 1984 and 1985 Plans expired after ten years, but options for 7736 shares of Common Stock remain outstanding under those Plans.

     On February 24, 1992 the shareholders of the Company approved the 1992 Incentive Stock Option Plan, and On May 7, 1996 the shareholders approved the 1996 Incentive Stock Option Plan. The 1992 Plan and the 1996 Plan, together, are authorized to issue options for a total of 55,555 shares, none of which are presently outstanding.

     Options granted under the Plans are intended to qualify as
"incentive stock options", as defined in Section 422A of the Internal
Revenue Code.    No options have been issued under any Plan to any
present officer or director of the Company. The average exercise price of the options which are outstanding is $.0149.


     The following tables set forth certain information regarding the stock options or warrants acquired by the officers of the Company during the year ended June 30, 1995 and those options or warrants held by them on June 30, 1995.

                    OPTION GRANTS IN LAST FISCAL YEAR
                   Individual Grants
             Percent                         Potential Realizable
             Of total                           Value at Assumed
             Options                            Annual Rates of
             Granted                            Stock Price
             To                                 Appreciation
             Employees    Exercise              For Option Term
             In Fiscal    Price     Expiration
Name         (#) Year        ($/Sh)     Date       5% ($)  10% ($)
Robert G.
Gatza
 Number of
 Securities
 Underlying
 Option
 Granted (#)
 21,000,000      60%       $.00125   12/31/01  $3,297    $14,673


Robert J.
Fanella
 Number of
 Securities
 Underlying
 Option
 Granted (#)
 14,000,000       40%       $.00125   12/31/01   $2,198    $9.782


                    AGGREGATED FISCAL YEAR OPTION VALUES
                Numbers of Securities           Value of Unexercised
                Underlying Unexercised          In-the-Money Options
                 Options at Fiscal               Options at Fiscal
 Name                Year-End (#)                   Year-End($)

Robert G. Gatza        13,800,000 Exercisable                   $0
                       21,000,000 Unexercisable            $141,750


Robert J. Fanella       6,700,000 Exercisable                  $0
                      14,000,000 Unexercisable            $94,500


Remuneration of Directors

      The Directors of the Company receive no compensation for their services, but are reimbursed for out-of-pocket expenses incurred on the Company's behalf.

Limitation of Liability

      The Company's Articles of Incorporation contain a provision stating that no officer or director of the Company will be liable personally to the Company for damages for breach of fiduciary duty as a director or officer unless he is responsible for payment of an illegal dividend or for acts or omissions which involve a knowing violation of law, intentional misconduct, or fraud.

Representative's Right to Appoint Director

      The Underwriting Agreement between the Company and I.A. Rabinowitz & Co. (the "Representative") provides that for three years after the completion of this Offering, the Representative will have the right to nominate one person to serve on the Company's Board of Directors, and upon such nomination the Board shall take the action necessary to cause the Representative's nominee to be elected to the Board. If the Representative does not exercise this right, it may appoint an advisor, who will be entitled to attend all meeting of the Board of Directors. To date, the Representative has not advised the Company as to whether it intends to exercise either right.

                          CERTAIN TRANSACTIONS

Transactions Relating to Tru-Way, Inc.

      On December 30, 1988, Robert Gatza and Robert Fanella, who are directors and officers of the Company (together referred to as the "Partners") formed an Illinois partnership called ARQUBE. Under the terms of their partnership agreement, the ownership interest of the Partners in ARQUBE is as follows:

                         Robert Gatza   - 66.67%
                         Robert Fanella - 33.33%

      ARQUBE was formed for the purpose of acquiring the land and fixed assets owned by Tru-Way, Inc. an Illinois corporation engaged in the business of manufacturing fabricated metal parts used in the Company's products. The assets purchased by ARQUBE included all of the machinery and equipment and an industrial building in Stone Park, Illinois. The total purchase price was $350,000. ARQUBE obtained a loan for the amount of $350,000. The loan is personally guaranteed by the Partners. The land and industrial building were placed in trust with the lender and secure ARQUBE's obligation.

      Subsequent to ARQUBE's acquisition of Tru-Way's land and fixed assets, the Company purchased all of the capital stock of TRU-Way, Inc. On July 1, 1990 the Company caused Tru-Way to enter into a lease with ARQUBE for the Stone Park facility.
On July 22, 1993 the Stone Park facility was sold and ARQUBE purchased a larger facility in Northlake, Illinois (10,800 square feet versus 5,100 square feet). At this date the operations of Tru-Way were consolidated into this larger facility, the July 1, 1990 lease between ARQUBE and Tru-Way was terminated and new leases for the facility and equipment were entered into. The lease for the facility is for a five year period, with monthly rental payments of $4,500, and the equipment lease is for a five year period, with monthly payments of $12,000. The two leases will expire on July 30, 1998. On December 1, 1993, a lease for additional metal fabricating equipment was entered into between ARQUBE and Tru-Way. The terms of this lease were $3,025 per month, for a period of three years. The Company has recorded these three leases as capital leases.

Transactions Relating to Acquisition of Power Supply Assets

      On July 1, 1991 the Company acquired from a competitor certain assets used in the manufacture and sale of power supplies. The total purchase price for the assets consisted of $3,553,063 plus a 3% royalty on certain sales. In order to finance the acquisition, the Company increased its bank line of credit, and borrowed $750,000 from the Illinois Department of Commerce and Community Affairs ("DCCA") and $400,000 from the City of Quincy, Illinois. DCCA and the City of Quincy each required that Robert Gatza and Robert Fanella personally guarantee the Company's debt, and DCCA also required that Messrs. Gatza and Fanella guarantee a previously outstanding debt of $115,600.

      In order to induce Messrs. Gatza and Fanella to provide the personal guarantees, the Board of Directors granted to Mr. Gatza a Class C Warrant to purchase up to 38,333 shares of common stock between April 10, 1992 and April 10, 1998, and granted to Mr. Fanella a Class C Warrant to purchase up to 18,611 shares of common stock during the same period. The Class C Warrants were exercisable at $22.68 per share, which was 101% of the market bid price on April 10, 1991, the date of grant.

Transactions Relating to Debt Renegotiation

      In 1994 the Company was forced to renegotiate the terms of all of its term debt due to cash flow inadequacies. The renegotiated debt included the debts to the City of Quincy and the DCCA, both of which were personally guaranteed by Messrs. Gatza and Fanella. The City of Quincy loan payout was extended approximately two years and the DCCA loan one year beyond the original term. The total amount outstanding at the time of renegotiation was $357,000 for the City of Quincy loan and $435,000 for the DCCA loan. As part of the renegotiations, the personal guarantees needed to be extended for the additional time.

      In order to induce Messrs. Gatza and Fanella to provide the extension of the personal guarantees, the Board of Directors granted to Mr. Gatza a Class D Warrant to purchase up to 58,333 shares of common stock between December 13, 1995 and December 13, 2001, and granted to Mr. Fanella a Class D warrant to purchase up to 38,889 shares of common stock during the same period. The Class D Warrants are exercisable at $.45 per share, which was 125% of the market bid price on December 13, 1994, the date of grant. The market value at the date of grant was equal to approximately 6% of the amount guaranteed at the time of renegotiation.

      In December of 1995 Messrs Gatza and Fanella exercised their Class D Warrants, purchasing a total of 97,222 shares of Common Stock for a total purchase price of $43,750.

Transaction Relating to Debt Compromise

      In January, 1996 the Company reached agreement with its major creditor to compromise a long-term debt of approximately $2,350,000 by the immediate payment of $1,323,000. The compromise was intended to improve the Company's financial condition, and to increase the net worth of the Company sufficiently that upon the completion of this offering the Company will be eligible to have its securities listed on the NASDAQ SmallCap Market.

      In order to obtain the funds needed to finance the debt compromise, the Company raised $275,000 in the Bridge Financing. See "CAPITALIZATION - Bridge Financing." The Company also sold 350,000 shares of Series A Preferred Stock in equal parts to Messrs Gatza and Fanella in exchange for their cash payment of $250,000 and their personal guarantees of a loan of $800,000. The Series A Preferred Stock issued to Messrs Gatza and Fanella is identical to that which is being sold in this offering.

      The Company believes that the terms of all of the transactions discussed in this section were no less favorable to the Company than those which could have been obtained from non-affiliated parties.

                         PRINCIPAL SHAREHOLDERS

      The following table sets forth the equity securities of the Company beneficially owned by any person who, to the knowledge of the Company, owned beneficially more than 5% of either class of voting stock as of April 23, 1996, by all directors of the Company, and by the directors and officers of the Company as a group. The table also indicates the number of votes to which each person would be entitled in the event of a shareholders meeting and the percentage of the total voting power represented thereby. None of the persons identified below owns any securities of the Company other than the Common Stock and the Series A Preferred Stock listed below.

                         Amount and
             Name of     Nature of
Title of     Beneficial  Beneficial  Percentage          Voting
Class        Owner        Ownership   Of class    Votes  Power(1)



Common
Stock       134,407
$.01 par     Robert G.   shares of
value        Gatza( 4)   record(2)(3)  29.6%     134,407    16.7%



Series A
Preferred
Stock                     175,000
$5.00 par   Robert G.     shares of
value       Gatza (4)     Record      50.0%      175,000    21.8%

Common Stock              87,662
$.01 par    Robert J.     shares of
value       Fanella(4)    Record(2)   20.2%       87,662    11.2%


Series A
Preferred
Stock                     175,000
$5.00 par   Robert J.     shares of
value       Fanella(4)    Record      50.0%      175,000    22.3%


Common Stock              7,699
$.01 par    George M.     shares of
value       Bradshaw      Record      0.2%        7,699      0.1%

Common      All officers
Stock       and directors 229,767
$.01 par    as a group    shares of
value       (3 persons)   record(1)   48.1%       229,767   27.8%


Series A    All officers
Preferred   and directors 350,000
Stock       as a group    shares of
$5.00 par   (3 persons)   record     100.0%       350,000   42.3%
value




(1) In determining the percentage of outstanding shares or the percentage of voting power, all presently-exercisable options owned by the shareholder or the group are treated as having been exercised.

(2) Include shares of Common Stock issued pursuant to the Restricted Stock Grant Program as follows: Robert G. Gatza - 34,722 shares, Robert J. Fanella - 18,056 shares. See "MANAGEMENT - Restricted Stock Grant Program." Also includes Class C Warrants to purchase shares of Common Stock at $22.68 per share as follows: Robert G. Gatza - 38,333 shares, Robert J. Fanella - 18,611 shares. See "CERTAIN TRANSACTIONS."

(3) Does not include 18,192 shares owned by Carol Ann Gatza, Mr.
    Gatza's wife. Mr. Gatza does not share voting power or investment power with respect to those shares and, accordingly, disclaims beneficial ownership of them.

(4) The business address of Messrs. Gatza and Fanella is c/o
    MicroENERGY, Inc., 350 Randy Road, Carol Stream, Illinois 60188.

                 DESCRIPTION OF THE COMPANY'S SECURITIES

    The authorized capital stock of the Company consists of 4,000,000 shares of Common Stock and 4,000,000 shares of Preferred Stock. On the date of this Prospectus, the Company had 415,143 shares of Common Stock outstanding and 350,000 shares of Preferred Stock outstanding.

Common Stock

    Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. The holders of Common Stock have no preemptive or conver-sion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock issuable upon exercise of the Warrants (described below) will, when issued, be validly issued, fully paid and nonassessable.


Preferred Stock

    The Company is authorized to issue 4,000,000 shares of preferred stock, no par value. The preferred stock could, without action by the shareholders of the Company, be issued by the Board of Directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the Board may determine. Accordingly, the Board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rate, sinking fund, liquidation preferences and conversion rights for any series of preferred stock issued in the future. It is not possible to state the actual effect of the authorization of any other series of preferred stock upon the rights of holders of the Common Stock or the Series A Cumulative Convertible Preferred Stock until the Board determines the specific rights of the holders of any series of preferred stock.

    The only series of Preferred Stock presently outstanding is the Series A Preferred Stock, $5.00 par value, of which 350,000 shares were issued by the Company to Robert G. Gatza and Robert J. Fanella in connection with its financing of the recent debt compromise. See "CAPITALIZATION - Debt Compromise." The Company has no present plans to issue any shares of preferred stock other than the Series A Cumulative Convertible Preferred Stock being sold in this offering.



Series A Cumulative Convertible Preferred Stock

    This offering includes shares of Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"). The Board of Directors of the Company has designated the following rights, privileges and preferences for the Series A Cumulative Convertible Preferred Stock.

         Dividend Rights

    Holders of shares of Preferred Stock are entitled to receive, out of the assets of the Company legally available for the payment of dividends, dividends payable semi-annually on the 1st day of each Janu-ary and July after issuance. Dividends upon the Preferred Stock are cumulative and accrue from the date of original issue. No cash dividend may be declared and paid or set apart for payment upon the Common Stock until any past quarterly dividend on any outstanding series of Preferred
Stock has been fully paid or declared and set apart for payment.   See
"Risk Factors - Restrictions on Payment of Dividends."

    At the Company's option, the Company may pay all or part of each dividend in shares of Common Stock. The Common Stock so issued will be valued based on 100% of the average closing bid price of the Common Stock as reported on NASDAQ (or such exchange or quotation service as the Common Stock may be quoted on, if it ceases to be quoted on NASDAQ) for the ten trading days before the record date for the dividend.

         Voting Rights

    The holder of each share of Preferred Stock will be entitled to cast one vote at any meeting of the shareholders of the Company, as will the holder of each share of Common Stock. Upon completion of this offering (without exercise of the Over-Allotment Option) there will be 415,143 shares of Common Stock outstanding and 780,000 shares of Preferred Stock. Accordingly, at a shareholders meeting held immediately after completion of this offering, there would be 1,195,143 votes authorized, of which the holders of Preferred Stock would be entitled to cast 780,000.

         Conversion

    Each share of Preferred Stock may be voluntarily converted by the record holder thereof into Common Stock on the terms described below. Each share of Preferred Stock is also subject to "mandatory" conversion into Common Stock, at the Company's option, upon the occurrence of circumstances described below. In the event that a share of Preferred Stock is automatically converted into Common Stock, the holder thereof will lose the right of voluntary conversion with respect to that share.

    Voluntary Conversion. After _____________, 1997 , each share of the Preferred Stock is convertible, at the option of the holder thereof, into between one and two shares of Common Stock. The number of shares of Common Stock into which each share of Preferred Stock is convertible (the "Voluntary Conversion Rate") will be determined on the first anniversary of the date of this prospectus. The Voluntary Conversion Rate will be based upon the average of the closing bid prices for the Common Stock as reported on NASDAQ (or such exchange or quotation service as the Common Stock may be quoted on, if it ceases to be quoted on NASDAQ) for the twenty trading days preceding said anniversary date (the "Closing Average"), as follows:

                             Each Share of
                             Preferred Stock
    If the Closing            Will Be Convertible Into
    Average is                Shares of Common Stock
    Over $5.50                       1.00
    $4.51 to $5.50                   1.25
    $3.50 to $4.50                   1.75
    Under $3.50                      2.00

    A holder of Preferred Stock may convert his shares to Common Stock by surrendering to American Stock Transfer & Trust Company (the "Ex-change Agent") each certificate covering shares to be converted together with a statement of the name or names in which the shares of Common Stock shall be registered upon issuance. Such a notice of election to convert shall have the effect of creating a contract between the share-holder and the Company whereby the shareholder shall be deemed to have agreed to surrender the shares of Preferred Stock and to release the Company from all further obligation thereon, and whereby the Company shall be deemed to have agreed to issue the appropriate number of shares of Common Stock upon the surrender of the shares of Preferred Stock.
The conversion right will terminate at the close of business of the redemption date as to any shares of Preferred Stock being redeemed on that date.

    Mandatory Conversion. In the event that during the first 24 months after the first anniversary of the date of this Prospectus the closing bid price of the Company's Common Stock exceeds $7.00 for five consecutive trading days, each share of the Preferred Stock may, at the Company's option, be converted after the fifth such day into 1 share of Common Stock (the "Mandatory Conversion Rate"). Likewise, after the third anniversary of the date of this Prospectus, each share of the Pre-ferred Stock may, at the Company's option, be converted into 1 shares of Common Stock. Holders of the Preferred Stock will receive notice of the conversion of their shares promptly after the conversion takes place.

    The following provisions apply with respect to either Voluntary Conversion or Mandatory Conversion.

    All dividends declared and unpaid up to the date of conversion shall be paid by the Company at the time of conversion unless that payment date has not yet occurred, in which event the dividend shall be paid upon the payment date for such dividend set forth in the Preferred Stock certificate. Any such unpaid dividends must be paid in full to the holder prior to the declaration and payment of any other dividend or distribution by the Company with respect to its Common Stock and must be paid pari passu to the holder with payment of any other dividend or distribution by the Company with respect to the Preferred Stock. The Company will not issue any note or other evidence of indebtedness with respect to unpaid dividends. If the Company does not make payment of any dividends when due, the remedy of a Preferred Stockholder will be to undertake a legal action in a court of competent jurisdiction.

    The Voluntary Conversion Rate and the Mandatory Conversion Rate are both subject to adjustment upon the occurrence of the following events: the issuance of shares of Common Stock or other securities of the Company as a dividend or distribution on shares of Common Stock of the Company to the holders of all of its outstanding shares of Common Stock; subdivisions, combinations, or certain reclassifications of shares of Common Stock of the Company; or the distribution to the holders of shares of Common Stock of the Company generally of evidences of indebtedness or assets (excluding cash dividends and distributions made out of current or retained earnings) or rights, options, or warrants to subscribe for securities of the Company other than those mentioned above. No adjustment in the conversion rates will be required to be made with respect to the Preferred Stock until cumulative adjustments amount to one percent or more; however, any such adjustment not required to be made will be carried forward and taken into account in any subsequent adjustment. In lieu of fractional shares of Common Stock, there will be paid to the holder of the Preferred Stock at the time of conversion an amount in cash equal to the same fraction of the current market value of a share of Common Stock of the Company.

    In the event of any consolidation with or merger of the Company into another corporation, or sale of all or substantially all of the properties and assets of the Company to any other corporation, or in case of any reorganization of the Company, each share of Preferred Stock would thereupon become convertible only into the number of shares of stock or other securities, assets or cash to which a holder of the number of shares of Common Stock of the Company issuable (at the time of such consolidation, merger, sale or reorganization) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale or reorganization.

         Liquidation Preference

    In the event of a voluntary or involuntary liquidation or winding up of the Company, the holders of Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to shareholders $5.00 per share plus all accrued and unpaid dividends before any distribution is made to the holders of Common Stock or any other class or series of stock ranking junior to the Preferred Stock as to distribution of assets.

    After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. The foregoing liquidation rights shall not be operative in the event of (i) any consolidation or merger of the Company with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Company immediately followed by reincorporation of a successor corporation or creation of a successor partnership or (iii) a sale or other disposition of all or substantially all of the Company's assets to another corporation or a partnership if, in each case, effective provision is made in the certificate of incorporation of the resulting or surviving corporation or the articles of partnership of the resulting partnership or otherwise, for the protection of the rights of the holders of the Preferred Stock.

         Preemptive Rights

    Holders of Preferred Stock shall have no preemptive right to purchase any securities of the Company.


Warrants

    The Redeemable Class A Warrants are immediately transferable. Each Redeemable Class A Warrant entitles the holder thereof to purchase one share of Series A Preferred Stock at an exercise price of $5.25 from _____________, 1997 until ____________, 2000, subject to certain adjustments. In the event that the Company has exercised its option to convert the Series A Preferred Stock into Common Stock, each Class A Warrant will thereafter entitle the holder to purchase one share of Common Stock. The Redeemable Warrants may be exercised in whole or in part.

    The Redeemable Warrants will be issued under a warrant agreement dated as of the closing date of this offering (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company (the "Warrant Agent"). The following is a general summary of certain provisions contained in the Warrant Agreement and is qualified in its entirety by reference to the Warrant Agreement, a copy of which as been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    The Board of Directors of the Company has the right to amend the terms of the Warrant Agreement at its discretion to, among other things, reduce the exercise price or extend the exercise period of the Warrants; provided, however, that no amendment adversely affecting the rights of the holders of Warrants may be made without the approval of the holders of a majority of the affected Warrants.

    At any time during the exercise period (but not before ___________, 1997) the Company has the right to redeem all the Class A Warrants at a price of $.05 per Warrant upon not less than 30 days' prior written notice; provided that before any redemption of Class A Warrants can take place, the average closing bid price of the Company's Common Stock as reported on NASDAQ shall have been $7.00 per share for 5 consecutive trading days ending within 15 days prior to the date on which notice of redemption is sent.

    In order for a holder to exercise his or her Redeemable Warrants, and as required in the Warrant Agreement, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities commissions to continue registration of the shares of Common Stock underlying such warrants.
The Company will be required to file post-effective amendments when events require such amendments. There can be no assurance that the registration statement can be kept current. If it is not kept current for any reason, the Redeemable Warrants will not be exercisable and will be deprived of any value. The Company has agreed to use its best efforts to maintain a current registration statement to permit the issuance of the Preferred Stock upon exercise of the Redeemable Warrants.

    Holders of the Redeemable Warrants will be protected against dilution of the interest represented by the underlying shares of Preferred Stock upon the occurrence of certain events, including, but not limited to, stock dividends, stock-splits, reclassifications and mergers. In the event of the complete liquidation and dissolution of the Company, the Redeemable Warrants terminate. Holders of the Redeemable Warrants will not have voting power and will not be entitled to dividends. In the event of liquidation, dissolution or winding up of the Company, holders of the Redeemable Warrants will not be entitled to participate in the Company's assets.

    Pursuant to the Underwriting Agreement, the Company has agreed to pay to the Representative and/or any registered broker-dealer which is a member of the National Association of Securities Dealers, Inc. ("NASD") a commission equal to four percent of the exercise price of each Redeemable Warrant exercised provided: (1) at least one year has elapsed from the date of this Prospectus; (2) the market price for the Preferred Stock is greater than the exercise price of the Redeemable Warrants; (3) the Representative or such other NASD broker-dealer member has solicited the holder to exercise the Redeemable Warrant with such solicitation being confirmed in writing by each holder; and (4) the compensation arrangements were disclosed to the holder at the time of exercise, such disclosure being confirmed in writing by said holder.
The commission is further conditioned upon the Company's warrant agent being furnished by the Representative or NASD broker-dealer member with a certificate stating that:

         (i) the Redeemable Warrants exercised were not held in a discretionary account;

        (ii) the Representative or the NASD member did not, within 10 business days immediately preceding the solicitation of the exercise of the Redeemable Warrant or the date of such exercise, bid for or purchase the Preferred Stock of the Company or any securities of the Company immediately convertible into or exchangeable for the Preferred Stock (including the Redeemable War-rants) or otherwise engage in any activity that would be prohibited by Rule 10b-6 under the Securities Exchange Act of 1934, as amended, to one engaged in a distribution of the Company's securi-ties; and

       (iii) in connection with the solicitation, the Representative and/or the NASD member disclosed the compensation it would receive upon exercise of the Redeemable Warrant.

Transfer Agent/Warrant Agent

    The Company's transfer agent for the Preferred Stock, Common Stock and the Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005. American Stock Transfer & Trust Company also serves as the Warrant Agent for the Warrants.

         CERTAIN FEDERAL INCOME TAX CONSIDERATIONS TO INVESTORS

    The following discussion is a summary of the opinion of Bressler, Amery & Ross, counsel to the Company, regarding the material federal income tax consequences of acquiring, holding and disposing of the Securities, based on the law as it exists on the date hereof. It does not purport to be a complete discussion of all tax considerations possibly relevant to potential investors.

    The term "Common Stock" as hereinafter used in this "Certain
Federal Income Tax Considerations" section refers only to the Common Stock issued (i) on conversion of the Preferred Stock, (ii) on the exercise of the Class A Warrants or (iii) as dividends with respect to the Preferred Stock. This discussion does not address federal income tax considerations relevant to persons in special tax situations including life insurance companies, banks, tax-exempt entities, securities dealers, S corporations, foreign corporations and nonresident alien individuals. This discussion is addressed to investors who will hold the Preferred Stock, the Common Stock and the Class A Warrants as "capi-tal assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address any state, local or foreign tax considerations which may be relevant to an investor and is based on relevant provisions of the Code, the Treasury Regulations promulgated thereunder (the "Regulations"), and administrative and judicial interpretations thereof, as in effect at the date of this Registration Statement.

    There can be no assurance that future changes in applicable law, including changes in applicable law pursuant to legislative proposals currently under consideration, or administrative and judicial interpretations thereof will not adversely affect the tax consequences described herein. TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES MAY VARY DEPENDING ON EACH HOLDER'S PARTICULAR SITUATION. POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE PREFERRED STOCK, THE COMMON STOCK OR THE WARRANTS IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE OR LOCAL TAX LAWS AND ESTATE AND GIFT TAX CONSIDERATIONS.

Distributions on Preferred Stock and Common Stock

    Distributions by the Company with respect to the Preferred Stock or the Common Stock will be characterized as dividends for federal income tax purposes to the extent of the Company's current or accumulated earnings and profits allocable to such distributions. To the extent that Common Stock is distributed with respect to the Preferred Stock ("Distributed Common Stock"), the amount distributed shall be the fair market value of the Distributed Common Stock on the date of such distribution and such amount distributed would be characterized as a dividend for federal income tax purposes to the extent of the Company's current or accumulated earnings and profits allocable to such distribution. Since the amount distributed with respect to a distribution of Distributed Common Stock is based on the fair market value of such Distributed Common Stock on the date of such distribution, and is not based on the pre-record date average trading price of the Common Stock, such amount distributed (and, subject to the existence of earnings and profits allocable to such distribution, the amount of dividend income) may be greater or less than $.40 per share which is stated as the amount of the annual dividend. See "Dividends." In general, distributions classified as dividends for federal income tax purposes constitute ordinary income and are taxable in the year of re-ceipt. A distribution in excess of the Company's current or accumulated earnings and profits allocable to such distribution (including the fair market value of any Distributed Common Stock in excess of the Company's current or accumulated earnings and profits allocable to such distribution) would be treated first as a nontaxable recovery of any basis in the stock with respect to which such distribution was made and then would be treated as capital gain from the sale or exchange of such stock. Any such gain would be long-term capital gain if the taxpayer's holding period for such stock exceeds one year. The amount of the Company's current or accumulated earnings and profits depends, in part, upon the Company's results of operations and cannot be predicted. Accordingly, there can be no assurance that all or any portion of a distribution with respect to the Preferred Stock or the Common Stock would be classified as a dividend for federal income tax purposes.

Dividends Received Deduction -- Corporate Shareholders

    Dividends received by corporate holders with respect to the Preferred Stock and the Common Stock may be eligible for the 70% dividends received deduction (80%, if the Company is a "20% owned corporation" with respect to the corporate stockholder, within the meaning of Section 243 of the Code). To be eligible for the dividends received deduction, a corporate holder must hold its shares of Common Stock or Preferred Stock with respect to which dividend distributions are made for certain minimum periods (generally 46 days) and must meet certain other requirements. A holder's holding period, for this purpose, is generally reduced for periods during which the holder's risk of loss with respect to the stock on which dividend distributions are made is diminished. The dividends received deduction may be reduced or eliminated if a holder's shares of Preferred Stock or Common Stock are deemed to be debt-financed portfolio stock within the meaning of Section 246A of the Code. Under the adjusted current earnings rules of the alternative minimum tax provisions of the Code, and depending upon a corporate holder's particular tax situation, up to 75% of any dividends received deduction may be added back in the computation of alternative minimum taxable income.

    Under Section 1059 of the Code, a corporate holder may be required to reduce its adjusted basis (or, upon disposition, recognize additional gain) for a share of stock in an amount generally equal to the dividends received deduction allowable with respect to an "extraordinary dividend" on such share of stock, if such share were held for not more than 2 years before the "dividend announcement date" for such extraordinary dividend. An extraordinary dividend is, generally, a dividend in excess of 5% or 10% of a holder's basis for (or, at the holder's election, the fair market value of) a share of Preferred Stock or Common Stock, respectively. For this purpose, dividends having ex-dividend dates within the same 85 day period are aggregated. Additionally, dividends with respect to a share of stock having ex-dividend dates within the same 365 day period are treated as extraordinary if such dividends exceed 20% of a holder's basis for (or, electively, the fair market value determined on a weighted average basis, of) such share of stock. Due to the existence of options on the part of both the Company and the holders of Preferred Stock to convert the Preferred Stock to Common Stock and the absence of relevant authority, no opinion can be given as to whether the rules applicable under Section 1059 of the Code to preferred stock or to common stock would be applicable to the Preferred Stock.

    Under Section 1059(f) of the Code, dividends with respect to "disqualified preferred stock" are subject to the basis reduction rules of Section 1059 of the Code without the regard to the period the taxpayer has held the stock or the amount of the dividend. Disqualified preferred stock includes any stock which is preferred as to dividends if the "issue price" of such stock exceeds it "liquidation rights." Since the exercise price of a Class A Warrant ($5.25) exceeds the amount of the liquidation preference of a share of Preferred Stock ($5.00),
Section 1059(f) of the Code may be applicable to dividends received by holders (including holders other than the initial holders) of shares of Preferred Stock issued upon the exercise of the Class A Warrants ("Exercise Preferred Shares"). In such event, holders of Exercise Preferred Shares may be required to reduce the adjusted basis for an Exercise Preferred Share by the amount, of any dividends received deduction with respect to such Exercise Preferred Share; possibly below the amount of the liquidation preference of such Exercise Preferred Share. Further, if the allocation of the offering price of the Preferred Stock and the Class A Warrants as set forth in this offering were not respected (see Tax Treatment of Class A Warrants) and the "issue price" of Preferred Stock issued pursuant to this offering were treated as being in excess of the amount of the "liquidation rights" with respect to such Preferred Stock, Section 1059(f) of the Code could possibly apply to require a reduction in the adjusted basis of such Preferred Stock. Due to the existence of options on the part of both the Company and the holders of Preferred Stock to convert the Preferred Stock to Common Stock and the absence of relevant authority with respect to the application of Section 1059(f) and the terms "issue price" and "liquidation rights" to convertible preferred stock issued upon exercise of a stock warrant, no opinion can be given as the application to
Section 1059(f) to Exercise Preferred Shares or Preferred Stock.

    If, in the event of a redemption of Preferred Stock, a holder is treated as having received a distribution taxable as a dividend (see discussion of Sale or Redemption of Preferred Stock, below), such holder may be subject to the basis reduction requirements of Section 1059 of the Code without regard to the amount of such deemed distribution or the holder's holding period for the redeemed Preferred Stock.

    Recently proposed legislation would, if enacted into law, reduce the dividends received deduction percentage. It cannot be known at the present time whether such legislation will be enacted or, if enacted, the form such legislation will ultimately take. A corporation considering an investment in the Securities is urged to consult its tax advisor regarding the application of the dividends received deduction and related rules to its particular situation, and the effect of any potential legislation on such application.

Sale or Redemption of Preferred Stock

    A sale or redemption of Preferred Stock for cash would be a taxable event. The sale of Preferred Stock would generally be treated as a taxable sale or exchange resulting in the recognition of capital gain or loss equal to the difference between the amount realized and the holder's adjusted tax basis for the Preferred Stock sold. The redemption of Preferred Stock for cash may be treated as a taxable sale or exchange resulting in the recognition of capital gain or loss in an amount equal to the difference between the amount of cash received and the holder's adjusted tax basis for the Preferred Stock redeemed. Gain or loss resulting from the redemption (if treated as a sale or exchange) or sale of Preferred Stock would be long-term capital gain or loss if the holding period for the Preferred Stock were to exceed one year at the time of such redemption or sale. Under certain circumstances, however (such as where a stockholder's interest in the Company is not sufficiently reduced), a redemption of Preferred Stock would not be treated as a sale or exchange, and the entire amount of the cash received upon redemption of the Preferred Stock would be treated as a distribution by the Company. Such distribution would be subject to the rules described above with respect to distributions on Preferred Stock and Common Stock. A redemption of Preferred Stock would be treated as a sale or exchange and not as a distribution as to a stockholder who completely terminates his interest in the Company (taking into account shares deemed owned by the stockholder by reason of the constructive ownership rules set forth in Section 302(c) of the Code) as a result of such redemption. A redemption of Preferred Stock would generally be treated as a sale or exchange and not as a distribution as to a stockholder who, after the redemption (taking into account such constructive ownership rules) owns less than (i) 50% of the total combined voting power of all classes of stock of the Company, (ii) 80% of the percentage of the voting stock of the Company that such stockholder owned immediately before the redemption, and (iii) 80% of the percentage of the common stock of the Company that such stockholder owned immediately before the redemption. Further, a redeemed holder of Preferred Stock whose relative stock interest in the Company is minimal (for example, an interest of less than 1%) and who exercises no control over the Company's affairs, should be treated as having sold or exchanged his stock if such holder experiences an actual reduction in his proportionate interest in the Company (taking into account the constructive ownership rules mentioned above). Additionally, sale or exchange treatment may be available to a redeeming holder of Preferred Stock under other circumstances.

Distributed Common Stock

    A holder's initial tax basis in Distributed Common Stock would be the fair market value thereof on the date of distribution and a holder's holding period for such Distributed Common Stock would commence on the date after the date of distribution.

Tax Treatment of Class A Warrants

    The exercise of a Class A Warrant would not be taxable. The tax basis of the shares of Preferred Stock received upon such exercise would equal the adjusted tax basis of the Class A Warrants exercised, plus the exercise price paid. The holding period of the Preferred Stock received would begin upon the date of exercise. On redemption, sale or expira-tion of a Warrant, the holder would recognize gain or loss equal to the difference between the amount realized on the redemption, sale or expiration and the holder's tax basis in the Warrant. Such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if the holding period for the Warrant were to exceed one year.

    Although the Offering provides that the offering price of a share of Preferred Stock is $5.00 and the offering price of a Class A Warrant is $.10, since the Preferred Stock and the Class A Warrants are not offered separately, no assurance can be given that the Internal Revenue Service would not challenge such allocation. If the Internal Revenue Service were to challenge such allocation and were to prevail with respect to such challenge, then a holder would be required to adjust the tax basis for the Preferred Stock and the Class A Warrants accordingly.

Conversion of Preferred Stock to Common Stock

    The conversion of the Preferred Stock into shares of Common Stock, whether pursuant to the option of the holder or the Company, generally would not be taxable. However, if cash is received in exchange for a fractional share of Common Stock the holder should be treated as if the holder had received the fractional share of Common Stock in exchange for which cash was received and then had such fractional share of Common Stock redeemed for cash.

    The tax basis for the shares of Common Stock received upon conversion would be equal to the adjusted tax basis of the Preferred Stock converted, reduced by the portion of such basis allocable to any fractional interest exchanged for cash. The holding period for the shares of Common Stock received upon conversion would include the holding period of the Preferred Stock converted.

Adjustment of Conversion Price

    Section 305 of the Code and Regulations issued thereunder may treat holders of the Preferred Stock or Class A Warrants as having received a constructive distribution taxable as a dividend to the extent of the current or accumulated earnings and profits of the Company allocable to such constructive distribution, upon any adjustment in the conversion ratio to reflect certain distributions with respect to the Common Stock into which the Preferred Stock or Class A Warrants are convertible. The amount of the distribution would be determined, pursuant to the applicable Regulations, based upon the fair market value of the increase in the proportionate interest in the Company of the person to whom the constructive distribution is deemed to have been made.

Backup Withholding

    Under Section 3406 of the Code and applicable Regulations, a holder of Preferred Stock or Common Stock may be subject to backup withholding at the rate of 31% with respect to dividends paid on, or the proceeds of a sale, exchange or redemption of, the Preferred Stock or Common Stock. If (i) the holder ("payee") fails to furnish a taxpayer identification number ("TIN") to the Company (or other payor), (ii) the Internal Revenue Service notifies the Company (or other payor) that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in Section 3406 of the Code or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under Section 3406(a)(1)(C) of the Code, the Company (or other payor) will be required to withhold an amount equal to 31% of any dividend or redemption payment made with respect to the Preferred Stock or Common Stock. Amounts paid as backup withholding do not constitute an additional tax and can be credited against the holder's federal income tax liabilities.

                              UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement by and between the Company and the Representative ("Underwriting Agreement"), the Company has agreed to sell to the Underwriters, as set forth below, for whom I.A. Rabinowitz & Co. is the Representative, on a "firm commitment" basis, a total of 430,000 shares of Preferred Stock, $.01 par value, and 215,000 Class A Redeemable Common Stock Purchase Warrants, as follows:


        Underwriters          Preferred Shares   Class A Warrants

  I.A. Rabinowitz & Co.

  [                   ]

         Total

    The Company has agreed to sell the Securities to the Underwriters at a discount of ten percent of the public offering price thereof. The Company has also agreed to pay the Representative a nonaccountable expense allowance in the amount of 3% of the offering price of the Securities, including Securities purchased pursuant to the Over-Allotment Option, of which $25,000 has been advanced to the Representative. In addition, the Company has agreed to pay all costs of issuance of the Securities, including blue sky fees and related counsel fees but not including fees and expenses of the Representative's counsel. The Company estimates that it will incur costs of $120,000 in connection with this Offering, not including the Representative's 3% non-accountable expense allowance and the $48,000 financial consulting fee payable to the Representative. As part of the underwriting arrange-ments, the Company will enter into a contract to retain the Representative as a financial consultant to the Company for a two-year period commencing as of the close of the sale of the Securities offered hereby at an annual fee of $24,000, for a total of $48,000, payable in full at the closing of this offering. The Company has agreed to pay the Representative an investment banking fee for future consummated transactions, if any, introduced by the Representative including mergers, acquisitions and joint ventures during the five years following the completion of the Offering equal to 5% of the first $4,000,000 of consideration involved in the transaction, 4% of the next $1,000,000, 3% of the next $1,000,000, and 2% of the excess, if any, over $6,000,000.


The Company has agreed to indemnify the Representative against certain liabilities which may be incurred in connection with this offering, including certain civil liabilities under the Securities Act of 1933, as amended, and where such indemnification is not available, to contribute to the payments the Representative may be required to make in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


The Underwriting Agreement further provides that for three years after the completion of this Offering, the Representative will have the right to nominate one person to serve on the Company's Board of Directors, and upon such nomination the Board shall take the action necessary to cause the Representative's nominee to be elected to the Board. If the Representative does not exercise this right, it may appoint an advisor, who will be entitled to attend all meetings of the Board of Directors.


    The Company's officers and directors have agreed not to issue, sell, offer to sell or otherwise dispose of any shares of the Company's Common Stock, or securities convertible into Common Stock owned by them, for a period of 24 months from the date of this Prospectus without the prior written consent of the Representative.


    The Company has granted the Representative an Over-Allotment
Option, which is exercisable for 45 days from the date hereof, to purchase up to an aggregate of 64,500 shares of Preferred Stock and an additional 32,250 Class A Warrants, all at the offering price, less the underwriting discount, set forth on the cover page of this Prospectus. The Representative may exercise the Over-Allotment Option solely for the purpose of covering over-allotments incurred in the sale of Securities offered hereby.

    The Representative has advised the Company that sales to certain dealers may be made at a public offering price less a concession not in excess of 5%. The Representative does not intend to confirm sales of more than one percent of the Securities offered hereto to any accounts over which it exercises discretionary authority.

    There has been no previous established trading market for the Preferred Stock or the Class A Warrants. The major factors considered by the Company and the Representative in determining the public offering price of the Securities and the exercise price of the Class A Warrants, in addition to prevailing market conditions, were the existing market for the Common Stock, the Company's financial condition, historical performance and growth rates; an assessment of the Company's management, technology, business potential and earnings prospects; the present state of the Company's development and the above factors in relation to market valuations of other similar technology-based companies. The public offering price may not bear any relationship to the assets or book value, net worth or other criteria of value of or applicable to the Company.

    The Company has agreed, upon completion of this offering, to sell to the Representative or its nominee for a total of $64.50 Repre-sentative's Purchase Warrants to purchase 43,000 shares of Series A Preferred Stock and 21,500 Class A Warrants. The Representative's Warrants will be exercisable for a four-year term, commencing one year after the date of this Prospectus, at an exercise price of $6.00 per share and $.12 per warrant, i.e. 120% of the public offering price of the Securities. The Class A Warrants underlying the Representative's Warrants will have the same terms as the Class A Warrants offered hereby to the public. The Representative's Warrants will be restricted from exercise, sale, transfer (except to officers of the Representative or of any other broker-dealer which participates in this Offering), assignment or hypothecation, for a period of one year from the date of this
Prospectus.   The Representative's Warrants also provide that on two
occasions, upon the request of the Representative or holders of a majority of the Representative's Warrants or underlying securities, at any time during the four-year period commencing one year after the Effective Date, the Company will prepare and file a post-effective amendment or new registration statement permitting the sale of the Representative's Warrants and/or underlying securities and use its best efforts to keep the registration statement effective for a nine-month period following the effective date of such post-effective amendment or new registration statement. The Company will bear the cost of the first such registration statement, but the holders will bear all costs incident to the second such registration statement. If the Company files a registration statement relating to an equity offering under the provisions of the Securities Act at any time during the five-year period commencing on the date of this Prospectus, the holders of the Repre-sentative's Warrants or underlying securities will have the right, subject to certain conditions, to include in such registration statement, at the Company's expense, all or part of the underlying securities at the request of the holders. The number of securities covered by the Representative's Warrants and the exercise price are subject to adjustment upon certain events to prevent dilution.

    For the life of the Representative's Warrants, the holders thereof will have the opportunity to profit from a rise in the market price of the Securities with a resulting dilution in the interests of other stockholders. The Representative's registration rights may result in substantial expense to the Company at a time when it may not be able to afford such expense and may impede future financing. The Company may find that the terms on which it could obtain additional capital may be adversely affected while the Representative's Warrants are outstanding.

    The Company has also agreed to pay the Representative a warrant solicitation fee equal to 4% of the Warrant exercise price for any of the publicly held Warrants, when exercised, at any time commencing one year after the date of this Prospectus, provided that the Representative or any NASD member firm has solicited such exercise, as evidenced in writing signed by the warrant holder, and that (a) the market price of the Preferred Stock on the date that any such Warrant is exercised is greater than the exercise price of the Warrant; (b) the Warrantholder represents in writing that the Representative or NASD member firm solicited the exercise of such Warrant; (c) prior specific written approval for exercise is received from the customer if the Warrant is held in a discretionary account; (d) disclosure of this compensation arrangement is made prior to or upon the exercise of such Warrant; (e) solicitation of the exercise is not in violation of Rule 10b-6 of the Exchange Act; and (f) solicitation of the exercise is in compliance with NASD Notice to Members 81-38. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Company's Securities for the period from nine business days prior to any solicitation of the exercise of any Warrant or nine business days prior to the exercise of any Warrant based on a prior solicitation until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Representative may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Representative may be unable to continue to provide a market for the Company's Securities during certain periods while the Warrants are exercisable. See: "Description of Securities - Warrants".

                         SELLING SECURITYHOLDERS

    The Registration Statement of which this Prospectus is a part also relates to the offer and sale of 880,000 Class A Warrants (the "Bridge Securities") to be offered by the Selling Securityholders. All of such securities are expected to become tradeable on or about the date of this Prospectus. Sales of the Warrants being offered by Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market prices of the Securities being offered for sale by the Company.

    The following table sets forth the beneficial ownership of the securities of the Company held by each person who is a Selling
Securityholder and by all Selling Securityholders as a group prior to the Offering and after the Offering, assuming all of the Warrants owned by the Selling Securityholders are sold.

                            Class A          Percent of Class A
                          Warrants Owned     Warrants Owned
Name of                Prior to    After    Prior to       After
Beneficial Owner       Offering   Offering  Offering     Offering
Dune Holdings          400,000       --      45.5%          0%
Rifky Weiner           208,000       --      23.6%          0%
James R. Solakian      128,000       --      14.5%          0%
Harold Pretter          48,000       --       5.5%          0%
JM Holdings             48,000       --       5.5%          0%
Robert Brantl           48,000       --       5.5%          0%

        Total          880,000        0      100.00%         0%


    None of the Selling Securityholders is affiliated with the Company in any capacity or has had any business relationship with the Company at any time, except that Robert Brantl is of counsel to the firm of Bressler, Amery & Ross, which has served as legal counsel to the Company since it was founded.



Plan of Distribution

    The securities offered thereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

    At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a prospectus will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

    Under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the regulations thereto, any person engaged in a distribution of the securities of the Company offered by the Selling Securityholders may not simultaneously engage in market-making activi-ties with respect to such securities of the Company during the applica-ble "cooling off" period (9 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Securityholders.

                              LEGAL MATTERS

    The validity of the Securities offered hereby and of the Common Stock issuable upon exercise of the Warrants has been passed upon for the Company by Bressler, Amery & Ross, 17 State Street, New York, New York. Robert Brantl, who is of counsel to Bressler Amery & Ross, is one of the Selling Securityholders in this Offering. Certain legal matters in connection with this Offering will be passed upon for the Underwriter by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York.

                                 EXPERTS

    The Company's audited financial statements included herein and elsewhere in the Registration Statement, of which this Prospectus is a part, are included in reliance upon the report of Selden Fox and Associates, Ltd., independent certified public accountants, with respect to the financial statements as of and for the years ended June 30, 1995 and 1994, and upon the authority of said firm as experts in accounting and auditing.


                         ADDITIONAL INFORMATION

    The Company has filed at the office of the Securities and Exchange Commission (the "Commission") in Washington, D.C. a Registration
Statement on Form SB-2 under the Act with respect to the Securities offered hereby. This Prospectus, which is part of said Registration Statement, does not contain all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is made to the Registration Statement (including amendments) and the exhibits and schedules filed therewith, which may be inspected without charge and copied at prescribed rates at the Commission's Public Reference Section, 450 Fifth Street, N.W.,
Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.
                      INDEX TO FINANCIAL STATEMENTS

 I.  Audited Financial Statements for the Years
     Ended June 30, 1995 and 1994
                                                          Pages
Report of Certified Public Accountants dated
  September 7, 1995                                         F-1

Consolidated Balance Sheet                                  F-2

Consolidated Statements of Operations                       F-3

Consolidated Statements of Changes in Stock-
  holders' Equity                                           F-4

Consolidated Statements of Cash Flows                       F-5

Notes to Consolidated Financial Statements                  F-7

II.  Unaudited Financial Statements for the
     Six Months Ended December 31, 1995 and 1994

Consolidated Balance Sheets                                 F-21

Consolidated Statements of Operations                       F-22

Consolidated Statements of Cash Flows                       F-23

Notes to Consolidated Financial Statements                  F-24

                    SELDON, FOX AND ASSOCIATES, LTD.







                      INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and
 Shareholders of MicroENERGY, Inc.



          We have audited the accompanying consolidated balance sheet of MicroENERGY, Inc. and Subsidiary as of June 30, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended June 30, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstate- ment. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MicroENERGY, Inc. and its Subsidiary at June 30, 1995 and 1994, and the results of their operations and cash flows for the years ended June 30, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.




                              Certified Public Accountants


September 7, 1995


                                   F-1
                     MicroENERGY, INC. AND SUBSIDIARY
                        CONSOLIDATED BALANCE SHEET
                          June 30, 1995 and 1994

                                                   1995          1994
              ASSETS
Current assets:
  Cash                                              $    113,227 $      45,792
  Accounts receivable                                  1,193,995     1,253,619
  Inventories                                          2,712,224     2,594,549
  Other current assets                                    53,725        66,492
     Total current assets                              4,073,171     3,960,452
Property and equipment                                 4,390,516     4,217,383
Accumulated depreciation                              (2,604,333)   (2,031,852)
                                                       1,786,183     2,185,531
Other assets, net                                        289,177       155,891
                                                    $  6,148,531  $  6,301,874
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Notes payable                                     $  1,165,211  $  1,200,849
  Current portion of long-term
   obligations                                           858,808     1,164,860
  Accounts payable                                     1,149,587       803,554
  Amounts due related parties                               -          109,770
  Accrued expenses                                       456,206       408,066
     Total current liabilities                         3,629,812     3,687,099
Long-term obligations                                  3,514,009     3,954,150
     Total liabilities                                 7,143,821     7,641,249
Commitments

Stockholders' deficit:
  Convertible preferred stock, no par value -
    800 shares authorized; 769 issued and
    converted
  Common stock, $.001 par value - 180,000,000
   shares authorized; 113,961,563 shares
    issued in 1995 and 114,111,563 in 1994               113,961       114,111
  Additional paid-in capital                           5,678,919     5,678,919
  Accumulated deficit                                 (5,356,650)   (5,606,544)
  Unearned restricted stock compensation              (1,455,550)   (1,509,550)
  Common stock purchase warrants                              75            75
  Treasury stock, at cost, 683,159 shares             (   16,386)  (   16,386)
  Unrealized gain on marketable securities                40,341          -
           Total stockholders' deficit                (  995,290)   (1,339,375)
                                                    $  6,148,531  $  6,301,874

See accompanying notes.

                         MicroENERGY, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended June 30, 1995, 1994 and 1993





                                       1995           1994          1993

Net sales                          $  14,588,844  $  12,771,067 $  15,886,279

Expenses:
  Facility, preproduction
   and production                     11,566,567     10,054,423    12,474,737
  Research and development               949,002        920,391     1,246,965
  Selling and marketing                  494,392        418,830       515,679
  General and administrative             997,198        951,004     1,215,618

                                      14,007,159     12,344,648    15,452,999

    Operating income                     581,685        426,419       433,280

Interest expense, net                    331,791        321,574       423,158
Foreign investment income                   -          (100,000)         -
Gain on debt restructuring, net             -              -          (30,684)

    Net income                     $     249,894  $     204,845 $      40,806

    Net income
      per share                    $       .0022  $       .0018 $       .0004

Weighted average number
 of shares of common
 stock outstanding                   114,036,563    115,111,563   114,544,896












See accompanying notes.







                       MICROENERGY, INC. AND SUBSIDIARY
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
               For the Years Ended June 30, 1995, 1994 and 1993
                                (Page 1 of 2)


                                   Common                   Unearned
                                   Stock      Additional    Restricted
                      Common      Purchase    Paid-in        Stock
                        Stock     Warrants    Capital       Compensation

Net balance at
  June 30, 1992     $ 113,761     $75        $ 5,866,154  $ (1,789,763)

Amortization of
  restricted
  stock awards            -         -               -           59,664
Issuance of
  restricted stock      2,350       -               -             -
Net income                -         -               -

Net balance at
  June 30, 1993       116,111      75          5,866,154    (1,730,099)

Amortization of
 restricted
 stock awards             -         -               -           54,000
Forfeiture of
 restricted
 stock award           (2,000)      -           (187,000)      166,549
Net income                 -        -               -

Net balance at
 June 30, 1994        114,111      75          5,678,919    (1,509,550)

Amortization of
 restricted
 stock awards              -        -               -           54,000
Cancellation of
 150,000 shares          (150)      -               -              -
Net income                 -        -               -              -
Change in unrealized
 gain on investment        -        -               -

Net balance at
 June 30, 1995$     $ 113,961    $ 75        $ 5,678,919   $(1,455,550)










                       MICROENERGY, INC. AND SUBSIDIARY
     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
               For the Years Ended June 30, 1995, 1994 and 1993
                                (Page 2 of 2)


                                               Unrealized     Stockholders'
                      Treasury    Accumulated    Gain On       Total Equity
                        Stock        Deficit    Investments       (Deficit)

Net balance at
  June 30, 1992     $ (16,386) $ (5,852,195)$       -    $ (1,678,354)

Amortization of
  restricted
  stock awards            -            -            -           59,664
Issuance of
  restricted stock        -            -            -            2,350
Net income                -          40,806         -           40,806

Net balance at
  June 30, 1993       (16,386)     5,811,389        -       (1,575,534)

Amortization of
 restricted
 stock awards             -            -            -           54,000
Forfeiture of
 restricted
 stock award              -            -            -          (22,686)
Net income                -          204,845        -          204,845

Net balance at
 June 30, 1994        (16,386)    (5,606,544)       -        1,339,375
(1,509,550)

Amortization of
 restricted
 stock awards             -             -           -           54,000
Cancellation of
 150,000 shares           -             -           -             (150)
Net income                -          249,894        -          249,894
Change in unrealized
 gain on investment       -             -          40,341       40,341

Net balance at
 June 30, 1995$     $ (16,386)   $(5,356,650)   $  40,341   $ (995,290)





See accompanying notes.





                                     F-4a
                       MicroENERGY, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
               For the Years Ended June 30, 1995, 1994 and 1993


                                           1995         1994           1993
Cash flows from operating
 activities:
  Net income                            $   249,894  $   204,845  $    40,806
   Adjustments to reconcile net
   income to net cash from
   operating activities:
     Depreciation                           572,481      536,121      452,228
     Property and equipment
      write-off                                -           7,194         -
     Amortization                              -          16,052       16,800
     Foreign investment income                 -      (  100,000)        -
     Compensation paid in common
      stock, net of forfeiture               53,850       31,315       62,014
     Interest added to debt
      principal                                -            -          50,577
  Changes in assets and
   liabilities:
     Accounts receivable                     59,624      494,487    1,087,140
     Inventories                         (  117,675)  (  306,271)   1,421,313
     Other current assets                    12,767   (   24,399)  (   18,761)
     Other assets                        (   33,946)       2,206   (      857)
     Accounts payable                       346,034      121,658   (1,349,957)
     Accrued expenses                    (   61,630)  (   74,585)  (  132,889)
        Net cash from
         operating activities             1,081,399      908,623    1,628,414

Cash flows from investing activities:
  Additions to property and
   equipment                             (  173,133)  (  152,392)  (  290,024)
  Increase in foreign investment         (   59,000)        -            -

        Net cash from
         investing activities            (  232,133)  (  152,392)  (  290,024)

Cash flows from financing
 activities:
  Issuance of long-term obligations            -            -       1,104,108
  Payment of long-term obligations       (  746,193)  (  498,432)  (  251,318)
  Net payments of notes payable          (   35,638)  (  265,741)  (2,360,346)

        Net cash from
         financing activities            (  781,831)  (  764,173)  (1,507,556)

        Net increase (decrease)
         in cash                             67,435   (    7,942)  (  169,166)

Cash at beginning of year                    45,792       53,734      222,900

Cash at end of year                    $    113,227 $     45,792 $     53,734


                 MicroENERGY, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF CASH FLOWS (cont'd)




Supplemental schedule of non-cash investing and financing activities:

     Capital Leases

     In 1994, the Company entered into capital leases for a build-ing and certain equipment (see Note 6). In connection with the capital leases, the Company recorded property, equipment and long-term obligations of $889,861 in 1994.

     Other Supplemental Disclosures

     Actual interest payments were $331,667, $357,218 and $368,531 for the years ended June 30, 1995, 1994 and 1993, respective-ly.














See accompanying notes.

                 MicroENERGY, INC. AND SUBSIDIARY
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.  Nature of Business

   MicroENERGY, Inc. (MicroENERGY) designs, manufactures and markets switching power supplies which are used as components in the electronics systems market.

2.  Summary of Significant Accounting Policies

   Principles of Consolidation - The consolidated financial statements include the accounts of MicroENERGY and its whol-ly-owned subsidiary, Tru-Way, Inc. All significant intercom-pany balances and transactions have been eliminated in con-solidation.

   Cash and Cash Equivalents - MicroENERGY considers all short-term deposits with initial maturities of three months or less to be cash equivalents.

   Accounts Receivable - Accounts receivable for sales to cus-tomers are unsecured and consist of the following:

                                                  1995          1994
    Accounts receivable                      $  1,243,995  $  1,303,619
    Less allowance for
     doubtful accounts                         (   50,000)   (   50,000)

                                             $  1,193,995  $  1,253,619

   Inventories - Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. The components of inventories are:

                                                  1995          1994
    Raw materials                            $  1,852,373  $  1,686,024
    Work in process                               937,533       963,733
    Finished goods                                372,854       395,328
                                                3,162,760     3,045,085
    Less excess and obsolete
     reserve                                   (  450,536)   (  450,536)

                                             $  2,712,224  $  2,594,549



2. Summary of Significant Accounting Policies (cont'd)

   Property and Equipment - Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets for financial reporting purposes and the accelerated cost recov-ery methods for tax reporting purposes. Expenditures for repairs and maintenance are expensed as incurred. The compo-nents of property and equipment are:

                                        1995          1994

   Machinery and equipment                    $ 3,072,601   $ 2,938,654
   Leasehold improvements                         386,496       347,310
   Capitalized leases:
       Building                                   216,780       216,780
       Equipment                                  714,639       714,639

                                              $ 4,390,516   $ 4,217,383

   Research and Development - Expenditures for research and development activities are charged to expense as incurred.

   Income Taxes - Effective July 1, 1993, MicroENERGY adopted the asset-liability approach of accounting for income taxes
   (Note 9). In 1993 and prior, income taxes were recognized for all items included in the income statement.

   Earnings Per Share - Earnings per common share are computed based on the weighted average number of common shares out-standing during each period plus the dilutive effect, if any, of outstanding common stock equivalents.

3. Management Review of Fiscal 1995

   In fiscal year 1995, management finalized the renegotiation of its debt agreement from the acquisition of a power systems division from a major customer (Note 10) and note payable to the State of Illinois as discussed in Note 5. These agree-ments complete the restructuring management initiated in 1993. MicroENERGY remains current with all of its notes payable and long-term obligations.

   As a result of management's plan to grow the business by expanding the independent sales representative organization, sales grew by $1,817,777 or 14% over fiscal 1994. Profit-ability increased by 22% due to the increase in sales as well as management's philosophy of continuous improvement in conjunction with cost containment.



                                F-8

3. Management Review of Fiscal 1995 (cont'd)

   Based upon the history of profitable operating results for 1993, 1994 and 1995 and current sales levels, management believes that the Company has the ability to continue to meet its current obligations as they become due including all scheduled debt repayments without further renegotiation of debt or disposition of assets outside the ordinary course of business.

4. Foreign Investment - In July 1988, MicroENERGY entered into an agreement with MicroENERGY (India) Limited (INDIA), a Private Limited Company registered under the Indian Companies Act. MicroENERGY was to provide the technical and manufac-turing knowledge and training with regards to the manufacture of power supply products in exchange for $150,000. MicroENERGY was to purchase a 20% equity interest in INDIA with $50,000 of the proceeds. The net amount of $100,000 had been recorded as a miscellaneous receivable from INDIA in 1989. During 1992, a $100,000 reserve was recorded as no activity under the agreement had yet taken place.

   On January 14, 1994, MicroENERGY entered into a revised agreement with INDIA to again provide the technical and manufacturing knowledge and training in exchange for $150,000 to be received when certain stipulations had taken place.
   The proceeds are to be used to purchase a 7.9% equity inter-est after the public offering of the stock of INDIA. The public offering took place in August 1994 and the issue was oversubscribed.

   Coincident with the above, the allowance on the original
   $100,000 INDIA receivable, classified under long-term assets, had been eliminated and income from foreign investment had been recorded during 1994.

   During 1995, MicroENERGY received 5,007,000 shares of stock at a purchase price of $159,000. This investment, included in noncurrent other assets, is classified as an available for sale security and accordingly recorded at fair value. The gross unrealized gain of $40,341 is recorded as a separate component of stockholders' equity (deficit).

   Once production commences, MicroENERGY will be paid a commis-sion of 5% of the export sales of INDIA or 3% of their total sales, whichever is greater. During 1995, MicroENERGY re-ceived $74,000 of revenue for consulting services performed for INDIA.




5. Notes Payable and Long-term Obligations

   Notes payable - MicroENERGY has a line of credit agreement with a bank at an interest rate of prime (9% at June 30, 1995) plus 2.5%. In 1994, the interest rate was at prime (7.25% at June 30, 1994) plus 3%. The agreement permits the Company to borrow the lesser of defined percentages of out-standing accounts receivable and inventory or $2,000,000. Borrowings under the line of credit at June 30, 1995 and 1994 aggregated $1,165,211 and $1,200,849, respectively. At
   June 30, 1995, $250,175 was available to borrow. The line of credit is payable on demand, and secured by a primary inter-est in accounts receivable and inventory and a subordinate interest in all other assets.

   Long-term Obligations - The components of debt obligations are as follows:
                                                   June 30,
                                              1995          1994

     Note payable to bank with
     interest at prime plus 2%,
     originally due in quarterly
     installments of $31,500,
     including interest, through
     March 1995. During 1994,
     the terms were renegotiated
     to monthly payments of
     interest through December 15,
     1993 and monthly payments
     of $5,250 principal plus
     interest from January 15,
     1994 through December 15,
     1998.  The note is secured
     by a primary interest in
     certain machinery and
     equipment and a subordinate
      interest in accounts
     receivable and inventories
      and all other equipment.
     The City of Quincy, Illinois
     has guaranteed the lesser of
     $230,000 or 36.5% of the
     indebtedness.                    $220,500           $283,500






                              F-10

     5.Notes Payable and Long-term Obligations  (cont'd)

                             Long-term Obligations (cont'd)

                                                          June 30,

                                                    1995              1994

     Note payable to bank with interest
     at prime plus 2%, originally due
     in monthly installments of $5,000,
     plus interest.  During 1994, the
     terms were renegotiated to monthly
     payments of $2,000 principal plus
     interest through December 15, 1993
     and $5,000 principal plus interest
     from January 15, 1994 through
     April 15, 1996.  The note is secured
     by a primary interest in certain
     machinery and equipment and a
     subordinate interest in accounts
     receivable, inventories and all
     other equipment.                                $  65,000   $ 125,000

     3% note payable to the City of Quincy,
     Illinois, originally due in quarterly
     installments of $27,015, including
     interest.  During 1994, the terms were
     renegotiated to monthly interest
     payments through December 31, 1993,
     and monthly principal and interest
     payments of $4,660 from January 1,
     1994 through December 1, 1998.  The
     note is secured by a subordinate
     interest in accounts receivable,
     inventories and equipment.                        185,572     235,115

     3% note payable to the City of Quincy,
     Illinois, originally due in monthly
     installments of $4,625, including
     interest.  During 1994, the terms were
     renegotiated to monthly interest
     payments through December 31, 1993,
     and monthly principal and interest
     payments of $4,265 from January 1,
     1994 through December 1, 1988.  The
     note is secured by a subordinate
     interest in accounts receivable,
     inventories and equipment.                        169,852     215,198
                             F-11

     5.Notes Payable and Long-term Obligations  (cont'd)

                                Long-term Obligations (cont'd)

                                                         June 30,

                                                 1995               1994

     3% note payable to the City of Quincy,
     Illinois, originally due in monthly
     installments of $7,187, including
     interest.  During 1994, the terms
     were renegotiated to monthly interest
     payments through December 31, 1993 and
     monthly principal and interest payments
     of $6,516 from January 1, 1994 through
     December 1, 1998.  The note is secured
     by a subordinate interest in accounts
     receivable, inventories and equipment
     and guaranteed by certain
     shareholders.                                   $ 259,495   $ 328,773

     Note payable to the State of Illinois,
     originally due in monthly installments
     of $17,842, including interest at 15%,
     through August 21, 1996.  During 1994,
     the terms were renegotiated to add
     $50,577 of accrued interest to the
     loan balance and decrease the interest
     rate to 5%.  Monthly payments of
     principal and interest of $13,053
     were due with a balloon payment of
     $446,711 due in May 1995.  In May 1995,
     the balloon payment was renegotiated to
     be paid over a two year period at
     monthly payments of $19,997 which
     includes interest at 9.5% for the
     first year and at prime rate thereafter.
     The note is secured by a subordinate
     interest in accounts receivable,
     inventories and equipment and
     guaranteed by certain shareholders.               418,970     556,104

     Note payable to bank at prime plus
     2%, due in monthly installments of
     $3,833 principal plus interest, through
     June 25, 1997, secured by a primary
     interest in certain equipment and the
     assignment of certain rents and leases
     paid to the Quincy landlord.                       99,772     145,772
     5.Notes Payable and Long-term Obligations  (cont'd)

                                Long-term Obligations (cont'd)

                                                    June 30,

                                             1995               1994

     Notes payable, acquisition of power
     systems division.  MicroENERGY had
     an oral agreement for the note to be
     non-interest bearing with monthly
     payments of $41,042 for a five year
     period beginning in August 1993.
     However, final documents had not been
     received and no payments were made
     during 1994.  On September 20, 1994,
     the repayment terms were again
     renegotiated to payments of $10,000 per
     month from October 1, 1994 through
     June 1, 1998; $37,824 per month from
     July 1, 1998 through September 1, 2002
     and $27,824 per month from October 1,
     2002 through December 1, 2002.  The
     notes remain non-interest bearing.
     These notes  were classified at
     June 30, 1994 according to their
     revised terms.  The notes are secured
     by equipment purchased from the
     creditor and a subordinate interest
     in inventory and other equipment.             $ 2,372,495 $ 2,462,495

     Capital lease obligations                         581,161     767,053

     Total debt                                      4,372,817   5,119,010

     Less current portion                           (  858,808) (1,164,860)

     Long-term obligations                         $ 3,514,009 $ 3,954,150













5.Notes Payable and Long-term Obligations  (cont'd)

                                Long-term Obligations (cont'd)

         Future maturities of debt obligations are as follows:

              Year Ending
                June 30                               Amount

                          1996                     $   858,808
                          1997                         804,137
                          1998                         557,661
                          1999                         593,608
                          2000                         453,888
                    Thereafter                       1,104,715

                                                   $ 4,372,817

     6.  Leased Property

         Capital Leases - MicroENERGY has capital lease arrangements for certain machinery and equipment, including certain leases for its Tru-Way manufacturing facility, machinery and equipment. The majority of the lease agreements are with a partnership consisting of officers of the Company.

         During 1994, the partnership sold the facility occupied by Tru-Way and purchased a new building for $390,000. The net book value of the old building approximated the remaining balance of the obligation under capital lease. The new building is leased by Tru-Way over a five-year term. The prior equipment lease was rewritten for a new five year term. Minimum monthly lease payments for the real estate and equipment total $16,500. In addition, another equipment lease was entered into with the partnership in December 1993 for a three year term with minimum monthly lease payments of $3,025.

         Actual payments to the partnership totalled $351,587 in 1995 and $259,600 in 1994. In 1993, lease payments to the partnership totalled $162,000 which included $36,000 of contingent rent paid based on sales volume.

         Property and equipment and related accumulated depreciation under these capital leases was $931,419 and $374,115, respectively, at June 30, 1995 and $931,419 and $177,535, respectively, at June 30, 1994.
              Amortization charges related to capitalized assets are included in depreciation expense.




                             F-14

     6.  Leased Property (cont'd)

         Operating Leases - MicroENERGY leases its manufacturing facility space under a ten year operating lease and its office space under two five year operating leases.

         Total rent expense under operating lease agreements approximated $377,128, $355,534, and $406,265 in 1995,
              1994 and 1993, respectively.

         Future minimum lease payments under capital and operating leases with commitments beyond one year are as follows:

     Year Ending June 30                           Capital    Operating
                                                   Leases      Leases
             1996                                $  236,331 $  375,792
             1997                                   213,125    328,980
             1998                                   198,000    212,567
             1999                                    16,500    191,838
             2000                                       -      191,838
          Thereafter                                    -      223,811

     Total minimum lease payments                   663,956 $1,524,826

     Imputed interest                              ( 82,795)

                                                 $  581,161

     Subsequent to June 30, 1995, MicroENERGY entered into a capi-tal lease for certain equipment. The equipment and related obligation will be recorded at $141,710. The lease has an initial payment of $21,257 and thirty-five monthly payments of $4,134 thereafter.

     7.Stockholders' Equity


     Restricted Stock Grant Program - The Company maintains a restricted stock grant program. In 1990, certain key employ-ees received 21,000,000 shares of restricted stock of the Company. The restricted stock vests ratably beginning July 1, 1993 through 2026. The restrictions lapse in the event of the key employee's death, permanent disability or termination of employment by the Company without good reason, or a change in control of the Company (as defined). The total market value of the shares awarded under the plan as of the grant date aggregating $1,968,750 was recorded as unearned restricted stock award compensation and reported as a separate component of stockholders' equity. 2,000,000 shares were forfeited in 1994 as one of the employees resigned.


                               F-15


     7.Stockholders' Equity (cont'd)

     Restricted Stock Grant Program (cont'd)

     Compensation expense is being amortized over the period in which participants perform services and the restrictions on the stock awards lapse. In 1993, an additional 2,350,000 shares of restricted stock were issued to employees and an independent contractor. The total market value approximated par value at the date of grant and was recorded as compensation expense during the year.

     Stock Purchase Warrants - Stock purchase warrants were issued to certain officers of the Company in consideration for per-sonal guarantees provided on certain debt. On April 10, 1991, MicroENERGY issued Class C warrants which give certain officers the right to convert such warrants to 20,500,000 shares of common stock at an exercise price ($.063) approximating market value at the date of grant. The warrants became exercisable on April 10, 1992, and expire April 10, 1998. In addition, the Company entered into a contingent loan agreement with the warrant holders pursuant to which the Company will lend the holders funds necessary to exercise the Class C warrants in the event that a person or group acquired 10% of the Company's common stock. None of the warrants have been exercised to date.

     On December 13, 1994, MicroENERGY issued Class D warrants which give certain officers the right to convert such warrants to 35,000,000 shares of common stock at an exercise price of $.00125, which approximated 125% of market value at date of grant. The warrants become exercisable on December 13, 1995 and expire December 13, 2001. None of the warrants have been exercised to date.

     Stock Option Plans - The stockholders of MicroENERGY have approved three Incentive Stock Option Plans (the "plans"). Options granted under these plans are intended to qualify as "incentive stock options," as defined by the Internal Revenue Code. A total of 5,000,000 shares of common stock are re-served for issuance upon exercise of options granted under the plans. Options for 2,785,000, 1,755,000 and 2,005,000 shares were outstanding at June 30, 1995, 1994 and 1993, respectively. During 1995, options for 1,120,000 shares were granted, no options were exercised and 90,000 options were cancelled. During 1994, options for 250,000 shares were cancelled. During 1993, 1,430,000 options were granted, no options exercised, and 1,000,000 options were cancelled. The




                               F-16
                                  7.Stockholders' Equity (cont'd)

     Stock Option Plans (cont'd)

     options have exercise prices ranging from $.01 to $.0450, with an average exercise price of the options outstanding of $.0149. Options granted under the plans are not exercisable until one year after the date of the grant, vest ratably over a five year period and may only be exercised while the holder is an employee of MicroENERGY. Options expire no later than ten years after the date of grant. At June 30, 1995, 2,785,000 shares are exercisable.

     On November 12, 1990, the Board of Directors of the Company also approved a nonqualified stock option plan which granted an outside Director the option to purchase up to 2,000,000 shares of common stock at an exercise price of $.033 which exceeded market value at the date of grant. The options were exercisable upon award and expire ten years from the date of grant. At June 30, 1995, no options have been exercised.

     8.  Employee Benefit Plan

     The Company sponsors the MicroENERGY, Inc. Savings and Investment Plan, a defined contribution 401(k) plan covering all full-time employees who meet certain age and length of service requirements. Employer matching contributions are at the Company's sole discretion. Employer contributions expensed for the year ended June 30, 1995, 1994 and 1993 totaled $26,211, $22,326 and $19,805, respectively.

     9.  Income Taxes

     During 1994, the Company adopted FASB Statement Number 109, "Accounting for Income Taxes". The statement requires the use of an asset and liability approach for financial accounting and reporting for income taxes. A valuation allowance is recognized if it is more likely than not that a deferred tax asset will not be realized. The adoption of this statement had no effect on 1994 net income, nor was there a cumulative effect of a change in accounting because no provision had been recorded for federal or state income taxes for the years ended June 30, 1993 and 1992 due to net operating losses incurred in those years.

     The following is a reconciliation of income taxes at the federal statutory rate:





                             F-17
     9.  Income Taxes (cont'd)

                                                   For the Year Ended
                                                         June 30,
                                                      1995       1994
     Computed income taxes
     at federal statutory rate
     of 34%                                      $  84,964   $  69,647
     State taxes, net of federal
     benefit                                        16,872       7,088
     Effect of graduated rates                    (    469)    ( 9,882)
     Permanent differences                           9,573      12,052
     Temporary differences for which
     deferred taxes had not been
     recognized                                     24,868     (31,342)
     Benefit of tax loss carryforward             (135,808)    (47,563)

        Total provision for income
      taxes                                     $     -      $    -


     Provision for income taxes:
         Current                                $  135,808   $  47,563
         Benefit of tax loss
           carryforward                           (135,808)    (47,563)

                                                $     -      $    -

     At June 30, 1995, the cumulative net operating loss carryforward available to MicroENERGY for income tax purposes was approximately $3,700,000. If not used to offset future taxable income, the net operating loss carryforwards will expire in various years beginning in 2000 and continuing through 2008. In the event of a change in ownership of the Company these net operating loss carryforwards may be limited. In addition, the Company has investment tax credit, research and development credit and AMT credit carryforwards of approximately $18,000, $203,000 and $12,000, respectively, at June 30, 1995. If not used to offset future taxes, the carryforwards expire in years beginning in 1999 and continuing through 2006. A deferred tax asset for these carryforwards of approximately $1,660,000 at June 30, 1995 and $1,510,000 at June 30, 1994 has been offset by a valuation allowance in an equal amount.

     In addition to the benefit of tax carryforward items, deferred taxes are also recorded based upon temporary differences between the financial statement and tax basis of assets and liabilities.




                               F-18
 9.Income Taxes (cont'd)

        Temporary differences as of June 30, 1995 and 1994 are as follows:

                                       June 30,
                                 1995           1994
                      Total  Deferred    Total         Deferred
                     Amount     Tax     Amount            Tax

 Current:
 Inventory:
 Uniform
  capitalization    $  391,300 $151,300 $ 407,200       $130,300
 Obsolescence and
  excess reserve       732,600 283,300    732,600        234,500
 Allowance for bad
  debts                 50,000  19,300     50,000         16,000
 Accrued expenses      132,800  51,300    132,200         42,300

 Long-term:
 Depreciation        (105,200) (40,700) (122,200)       (39,100)
 Capital lease          44,500   17,200     26,900          8,600
 Stock benefit plans   324,000  125,300    270,100         86,400

                     $1,570,000$607,000 $1,496,800       $479,000


      The deferred tax assets totalling $607,000 at June 30, 1995 and $479,000 at June 30, 1994 have been offset by a valuation allowance in an equal amount.



















   10.                       Major Customers

       Revenues are generated from sales to OEM customers who are engaged in the telecommunications, computer, and instrumenta-tion segments of the electronics industry.

     During 1995, net sales to one customer was 28% of total net sales. However, the major customer is comprised of five autonomous purchasing units. If considered separately, one unit would be considered a major customer with 26% of total net sales.

     During 1994, net sales to two customers were 19% and 11%, respectively. However the first major customer is comprised of ten autonomous purchasing units. If considered separately, one unit would be considered a major customer with 14% of total net sales. During 1993, net sales to one customer totaled 41% of total net sales. The major customer was comprised of eight autonomous purchasing units. If considered separately, one unit would be considered a major customer, with 10.6% of total net sales. Accounts receivable from these customers totaled $470,341 and $376,045 at June 30, 1995 and 1994, respectively.

     During 1995, 1994 and 1993, export sales, principally to Europe and Canada, were 36%, 38% and 24%, respectively, of total net sales.

























                             F-20

                                  MICROENERGY, INC.
                         CONDENSED BALANCE SHEETS
                                                          Six Months
                                                    Ending      Year Ended
                                                  12/31/95       6/30/95
                                                 (unaudited)    (audited)
ASSETS
Current assets:
 Cash                                                 $    9,618   $  113,227
 Accounts receivable                                   1,500,700    1,193,995
 Inventories                                           3,033,235    2,712,224
  Other current assets                                    50,433       53,725
    Total current assets                               4,593,986    4,073,171
Machinery and equipment                                4,639,195    4,390,516
Accumulated depreciation                              (2,891,554)  (2,604,333)
                                                       1,747,641    1,786,183
Other assets, net                                        270,435      289,177
                                                     $ 6,612,062   $6,148,531

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Notes payable                                       $ 1,656,090    $1,165,211
 Current portion of long-term obligations                908,958       858,808
 Accounts payable                                      1,397,327     1,149,587
 Accrued expenses                                        263,579       456,206
   Total current liabilities                           4,225,954     3,629,812
Long-term obligations                                  3,243,819     3,514,009
   Total liabilities                                   7,469,773     7,143,821
Stockholders' equity:
 Convertible preferred stock, no par value -
   800 shares authorized; 769 issued and
   converted
 Common stock, $.001 par value - 180,000,000
  shares authorized in 1995 and 1994;
   114,111,563 shares issued in 1995 and
   116,111,563 in 1994                                   149,451       113,961
 Additional paid-in capital                            5,692,079     5,678,919
 Accumulated deficit                                  (5,356,650)   (5,356,650)
 Unearned restricted stock compensation               (1,428,550)   (1,455,550)
 Common stock purchase warrants,                              75            75
 Treasury stock, at cost, 850,659 shares                 (16,386)      (16,386)
  Unrealized gain on marketable securities                              40,341
 Current Year Earnings                                   102,270
   Total stockholders' equity                           (857,711)     (995,290)
                                                     $ 6,612,062    $6,148,531

                                   F-21
                             MICROENERGY, INC.

                         STATEMENTS OF OPERATIONS


                          3 Months     3 Months     6 Months     6 Months
                            Ended        Ended        Ended        Ended
                          12/31/95     12/31/94     12/31/95     12/31/94


Sales                   $ 3,334,156  $ 3,991,362  $ 6,721,421  $ 7,668,227

Expenses:
  Facility, pre-
   production and
   production             2,734,806    3,280,762    5,429,931    6,297,291
  Research and
   Development              182,538      190,739      402,677      364,979
  Selling, Gen and
   Administrative           295,792      363,541      626,288      718,762


  Interest exp, net          81,967       84,628      160,255      166,249

  Net Profit After Tax       39,053       71,692      102,270      120,946

  Net earnings/(loss)
   per share             $    0.001   $    0.001   $    0.001    $   0.001


  Weighted avg number
   of shares of
   common stock         114,350,451   114,111,563  114,350,451  114,111,563






















                             MICROENERGY, INC.
                         STATEMENTS OF CASH FLOWS

                                         6 Months     6 Months
                                          Ending       Ending
                                          12/31/95    12/31/94
Cash flows from operating
 activities:
 Net (losses) earnings                   $  102,270    $ 120,946
 Adjustments to reconcile net
  (losses) earnings to net cash
   provided by operations:
   Depreciation                             287,221      286,722

   Changes in assets and
     liabilities:
     Accounts receivable                   (306,705)    (146,109)
     Inventories                           (321,011)     142,307
     Other current assets                    22,034      (87,200)
     Accounts payable                       247,740      198,411
     Accrued expens                        (192,627)     183,866
                                           (263,348)     577,997
 Net cash provided (used) by
  operating activities                     (161,078)     698,943
Cash flows (used in) provided by
 investing activities:
 Additions to equipment                    (248,679)    (116,771)
Cash flows provided by (used in)
 financing activities:
 Notes Payable                              541,029     (462,948)
 Long-term debt, net of payments           (270,190)    (179,937)
 Equity Transactions                         35,309       27,000
Net cash provided by (used in)
 financing activities                       306,148     (615,885)
Net increase (decrease) in cash            (103,609)     (33,713)
Cash at beginning of year                   113,227       45,792
Cash at end of year                      $    9,618   $   12,079









                        MICROENERGY, INC.
             NOTES TO CONDENSED FINANCIAL STATEMENTS
                           (UNAUDITED)
1. CONDENSED FINANCIAL STATEMENTS

The condensed balance sheet as of December 31, 1995, the consoli-dated statement of income for the three and six month periods ending December 31, 1995 and December 31, 1994 and the condensed statement of cash flows for the six month period ending December 31, 1995 and December 31, 1994 have been prepared by the Company, without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at December 31, 1995 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.
It is suggested that these condensed statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 1995 10K report. The results of operations for the period ended December 31, 1995 is not necessarily indicative of the operating results for the full year.

2. NOTES TO THE CONDENSED FINANCIAL STATEMENTS

On December 12, 1995, MicroENERGY purchased a 9,600 square foot industrial building on 1.34 acres in Memphis, Missouri. A bank financed 100% of the purchase price with a loan for $80,000.00 at 5% interest. The loan requires monthly principal and interest payments amortizing over ten (10) years with a five (5) year maturity. The loan is secured with a first mortgage on the building and land. The transformer, toroid and cable assembly departments currently located in Quincy, Illinois will be moved to this facility in early 1996.

On December 29, 1995, Officers of the Company exercised Class D
Stock Purchase Warrants for 35,000,000 shares of common stock at an exercise price of $.00125 per share.













                               F-24

   ALTERNATIVE PROSPECTUS

                        MICROENERGY, INC.


   880,000 Redeemable Class A Preferred Stock Purchase Warrants


     The securities offered hereby are 880,000 Redeemable Class A Preferred Stock Purchase Warrants ("Class A Warrant") of MicroENE-RGY, Inc., a Delaware corporation, ("MicroENERGY" or the "Company") held by certain securityholders of the Company identified herein (the "Selling Securityholders"). See: "THE SELLING SECURITYHOLDE-RS." Each Class A Warrant entitles the holder to purchase one share of the Company's Series A Preferred Stock, at an exercise price of $5.25, subject to adjustment, from ____________, 1997 through ____________, 2000. In the event that the Company has exercised its option to convert the Series A Preferred Stock into Common Stock, each Class A Warrant will thereafter entitle the holder to purchase one share of Common Stock. The Class A Warrants are subject to redemption by the Company at any time after ______________, 1997 on not less than 30 days' notice at $.05 per Warrant, provided the average closing price of the Common Stock for 5 consecutive trading days ending within 15 days prior to the notice exceeds $7.00 per share. See "DESCRIPTION OF SECURITIES".

 The Class A Warrants offered by this Prospectus may be sold from time to time by the Selling Securityholders or their transferees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the Class A Warrants by the Selling Securityholders may be effected in one or more transactions that take place in the over-the-counter market including ordinary broker's transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees may be paid by the Selling Securityholders in connection with the sale of the Class A Warrants.


   On the date hereof the Company commenced a public offering of 430,000 shares of Series A Preferred Stock, $5.00 par value, and
215,000 Class A Warrant.  See:  "CONCURRENT SALES."


 The Company will not receive any of the proceeds from the sale of the Class A Warrants offered hereby by the Selling Securityholders. All costs incurred in the registration of the Class A Warrants being offered by the Selling Securityholders are being borne by the Company. See: "SELLING SECURITYHOLDERS."

     The Company's Common Stock is currently quoted on the NASDAQ Bulletin Board. There is currently no market for either the Preferred Shares or the Class A Warrants. On April __, 1996, the closing bid price of the Common Stock as quoted on the NASDAQ Bulletin Board was $___ per share. The Company has applied to have the Preferred Stock, the Common Stock, and the Class A Warrants listed on the NASDAQ SmallCap Market, and expects that listing to occur on the effective date of this Offering.

 An investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution. An investment in these securities should be considered only by persons capable of sustaining the loss of their entire investment. See "RISK
FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this Prospectus is May__, 1996

                           THE OFFERING


Securities Offered                 880,000 Class A Warrants.  The
                                   Class A Warrants offered hereby
                                   are identical to the Class A
                                   Warrants being offered by the
                                   Company to the public in its
                                   initial public offering.  See
                                   "DESCRIPTION OF SECURITIES".

Securities to Be Outstanding       415,143 shares of Common Stock
After Completion of the Offering   780,000 shares of Series A
(assuming no exercise of Over-           Preferred Stock
Allotment Option)                  1,095,000 Class A Warrants
                                   (including 880,000 being offered
                                   by Selling Securityholders).

Terms of Class A Warrants          Each Class A Warrant entitles
                                   the holder to purchase one
                                   share of the Company's Series A
                                   Preferred Stock at a price of
                                   $5.25, subject to adjustment,
                                   during the three year period
                                   beginning one year after the
                                   date of this Prospectus.  After
                                   _________, 1997, the Class A
                                   Warrants are subject to redemp-
                                   tion by the Company at any time
                                   during the exercise period, on
                                   not less than 30 days' notice
                                   at $.05 per Warrant provided
                                   the average closing bid price
                                   of the Common Stock exceeds
                                   $7.00 per share for 5 consecu-
                                   tive trading day ending within
                                   15 days prior to the notice.

Proposed NASDAQ SmallCap
Market Symbols:                              Preferred Stock - MCREP
                                   Common Stock - MCRE
                                   Class A Warrants - MCREW

Risk Factors                       The securities are subject to a
                                   high degree of risk.  See:
                                   "Risk Factors."











Selected Financial Information

                                Six Months Ended
                                      December 30
                           1995            1994

Income Data:
  Revenues................ $6,721,421  $7,668,227
  Operating Income........    262,525     287,295
  Net Income..............    102,270     120,946
  Net Income Per Share....       $.21        $.38

                                       Years Ended
                                         June 30
                           1995            1994         1993

Income Data:
  Revenues............   $14,588,844   $12,771,067  $15,886,279
  Operating Income....       581,685       426,419      433,280
  Net Income..........       249,894       204,845       40,806
  Net Income Per Share          $.79          $.65         $.14


Balance Sheet Data:
                                                     As Adjusted to Reflect:
                                                                 Public
                            At Dec. 31, 1995 Debt Compromise(1)   Offering(2)

  Working Capital................. $   393,657  $   393,657        $1,628,007
  Total Assets....................   6,612,062    6,612,062         7,846,412
  Long-Term Debt, Net.............   3,243,819    1,900,819         1,413,819
  Stockholders Equity/(Deficit)       (857,711)     480,289         2,651,789

______________________________

(1) Reflects the effect of $1 Million reduction in debt to AT&T and related financing transactions from January through March of 1996. See "CAPITALIZATION - Debt
          Compromise."

(2)       Assumes no exercise of the Underwriters' Over-allotment
          Option, and the use of $487,000 of net proceeds to reduce long-term debt. See "USE OF PROCEEDS."



                        CONCURRENT SALES

          On the date of this Prospectus, a Registration Statement under the Securities Act with respect to an underwritten public offering (the "Offering") of Securities by the Company was declared effective by the Securities and Exchange Commission ("SEC") and the Company commenced the sale of the Securities offered thereby. The Securities consist of 430,000 shares of Series A Preferred Stock, $5.00 par value, and 215,000 Class A Warrants to purchase Series A Preferred Stock (without giving effect to the Over-Allotment Option granted to the Underwriters of the Offering). Sales of securities under this Prospectus by the Selling Security-holders or even the potential of such sales would likely have an adverse effect on the market price of the Company's securities.


                     SELLING SECURITYHOLDERS

          The Registration Statement of which this Prospectus is a part also relates to the offer and sale of 880,000 Class A Warrants (the "Bridge Securities") to be offered by the Selling Securityhol-ders. All of such securities are expected to become tradeable on or about the date of this Prospectus. Sales of the Warrants being offered by Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market prices of the Securities being offered for sale by the Company.

          The following table sets forth the beneficial ownership of the securities of the Company held by each person who is a Selling Securityholder and by all Selling Securityholders as a group prior to the Offering and after the Offering, assuming all of the Warrants owned by the Selling Securityholders are sold.

                            Class A          Percent of Class A
                          Warrants Owned     Warrants Owned
Name of                Prior to    After   Prior to       After
Beneficial Owner       Offering   Offering Offering     Offering
Dune Holdings          400,000       --      45.5%          0%
Rifky Weiner           208,000       --      23.6%          0%
James R. Solakian      128,000       --      14.5%          0%
Harold Pretter          48,000       --       5.5%          0%
JM Holdings             48,000       --       5.5%          0%
Robert Brantl           48,000       --       5.5%          0%

        Total          880,000        0      100.00%         0%


          None of the Selling Securityholders is affiliated with the Company in any capacity or has had any business relationship with the Company at any time, except that Robert Brantl is of counsel to the firm of Bressler, Amery & Ross, which has served as legal counsel to the Company since it was founded.


Plan of Distribution

          The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The Selling Securityholders and intermediar-ies through whom such securities are sold may be deemed "underwrit-ers" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

          At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a prospectus will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

          Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereto, any person engaged in a distribution of the securities of the Company offered by the Selling Securityholders may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (9 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Securityholders.

         Part II.  INFORMATION NOT REQUIRED IN PROSPECTUS





Item 13.  Other Expenses of Issuance and Distributions

          The following are the estimated expenses in connection with the distribution of the securities being registered here under:

          S.E.C. Registration Fee. . . . . .$   3,032
          N.A.S.D. Filing Fee. . . . . . . .    1,379
          Blue Sky fees. . . . . . . . . . .   17,000 *
          Representative's Non-Accountable
            Expense Allowance. . . . . . . .   65,145
          Representative's Financial
            Consulting Fee . . . . . . . . .   48,000
          Accounting fees. . . . . . . . . .   24,000 *
          Transfer Agent . . . . . . . . . .    2,000 *
          Legal fees . . . . . . . . . . . .   42,000 *
          Printing expenses. . . . . . . . .   30,000 *
          Miscellaneous. . . . . . . . . . .      444 *
                     TOTAL . . . . . . . . . $233,000 *
____________________
* Estimated


Item 14.  Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, includ-ing attorneys' fees, judgments, fines and amounts paid in settle-ment, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnifica-tion.

          Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforce-able. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person in connection with the securities being registered) the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdic-tion the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 15.  Recent Sales of Unregistered Securities.

          In February and March of 1996, the Company sold 880,000 Class A Warrants to the Selling Securityholders identified elsewhere in this Registration Statement. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about the Company and were buying for their own account. There were no underwriters.


Item 16.  Exhibits and Financial Statement Schedules

Exhibits

1-a.    Form of Underwriting Agreement. (1)

1-b     Form of Agreement Among Underwriters. (1)

1-c     Form of Selected Dealers Agreement. (1)

3-a. Certificate of Incorporation, as amended - filed as an Exhibit to the Company's S-18 Registration Statement dated February 2, 1984 and incorporated by reference herein as an exhibit hereto.

3-a(1) Certificate of Amendment to Certificate of Incorporation dated February 12, 1987 - filed as an Exhibit to the Company's Annual Report on Form 10K for the fiscal year ended June 30, 1987 and incorporated by reference as an exhibit hereto.

3-a(2) Certificate of Amendment to Certificate of Incorporation dated December 20, 1990 - filed as an Exhibit to the Company's Annual Report on Form 10K for the fiscal year ended June 30, 1991 and incorporated by reference as an exhibit hereto.

3-a(3) Form of Certificate of Amendment to Certificate of Incorpo-ration

3-a(4)  Form of Certificate of Designation of Series A Preferred
        Stock.


3-b. By-laws, as amended, have been filed as an Exhibit to the Company's Annual Report on Form 10K for the fiscal year ended June 30, 1984 and are incorporated by reference as an exhibit hereto.

4-a.    Specimen of Common Stock Certificate

4-b     Specimen of Series A Preferred Stock Certificate

4-c.    Specimen of Class A Warrant

4-d.    Form of Warrant Agreement (1)

4-e.    Form of Representative's Purchase Warrant (1)

5       Opinion of Bressler, Amery & Ross. (1)

7       Opinion of Bressler Amery & Ross on Liquidation Preference

8       Tax opinion of Bressler, Amery & Ross (1)

10-a    Lease for premises at 350 Randy Road, Carol Steam, Illinois
        - filed as an exhibit to the Company's Annual Report on Form 10K for the year ended June 30, 1993 and incorporated by reference as an exhibit hereto.

10-b    1992 Incentive Stock Option Plan and form of Stock Option
        -- filed with the Company's proxy materials used in connec-tion with the Annual Meeting on February 24, 1992 and incorporated herein by reference.

10-c    Lease dated August 20, 1986 for premises in Quincy,
        Illinois - filed as an Exhibit to the Company's Report on Form 10K for the year ended June 30, 1986 and incorporated by reference as an exhibit hereto.

10-c(1) Amendment to Lease for premises in Quincy, Illinois - filed as an Exhibit to the Company's Report on Form 10K for the year ended June 30, 1993 and incorporated by reference as an exhibit hereto.

10-d Loan and Development Agreement with Promissory Note dated August 20, 1986 between the Company and the City of Quincy, Illinois - filed as an Exhibit to the Company's Report on Form 10K for the year ended June 30, 1986 and incorporated by reference as an exhibit hereto.

10-e Promissory Note and Collateral Security Agreement dated August 20, 1986 between the Company and Boatmen's Bank of Quincy - filed as an Exhibit to the Company's Report on Form 10K for the year ended June 30, 1986 and incorporated by reference as an exhibit hereto.

10-f Credit Agreement between the Company and Boatmen's Bank of Quincy - filed as an Exhibit to the Company's Annual Report on Form 10K for the fiscal year ended June 30, 1988 and incorporated by reference as an exhibit hereto.

10-g 1991 financing documents relating to the State of Illinois, City of Quincy and Comerica Bank - filed as an Exhibit to the Company's Annual Report on Form 10K for the fiscal year ended June 30, 1991 and incorporated by reference as an exhibit hereto.

10-g(1) 1994 and 1995 amendments to 1991 financing documents relating to the State of Illinois, City of Quincy and Comerica Bank - filed as an Exhibit to the Company's Annual Report on Form 10K for the fiscal year ended June 30, 1995 and incorporated by reference as an exhibit hereto.

10-h Restricted Stock Grant Program - filed with the Company's proxy materials used in connection with the Annual Meeting on May 19, 1989 and incorporated by reference as an exhibit hereto.

10-i    Asset Purchase Agreement between the Company and NCR
        Corporation dated July 1, 1990 - filed as an Exhibit to the Company's Report on Form 10K for the year ended June 30,
        1991 and incorporated by reference as an exhibit hereto.

10-i(1) Amendment to Agreement between the Company and NCR Corpora-tion relating to Debt and Licensing Agreement contained in the Asset Purchase Agreement - filed as an Exhibit to the Company's Report on Form 10K for the year ended June 30, 1993 and incorporated by reference as an exhibit hereto.

10-i(2) Amendment to Agreement between the Company and NCR Corpora-tion relating to payment terms - filed as an Exhibit to the Company's Report on Form 10K for the year ended June 30, 1994 and incorporated by reference as an exhibit hereto.

10-i(3) Amendment to Agreement between the Company and NCR Corpora-tion relating to payment terms dated January 31, 1996. (1)

10-j Class C Warrants - filed with the Company's proxy materials used in connection with the Annual Meeting on February 24, 1992 and incorporated by reference as an exhibit hereto.

10-k    Class D Warrants - filed as an Exhibit to the Company's
        Report on Form 10K for the year ended June 30, 1995 and incorporated by reference as an exhibit hereto.

10-l    Employment Agreement with Robert G. Gatza dated February 1,
        1996. (1)

10-m    Employment Agreement with Robert J. Fanella dated February
        1, 1996. (1)

10-n Leases for premises and equipment in Northlake, Illinois - filed as an Exhibit to the Company's Report on Form 10K for the year ended June 30, 1993 and incorporated by reference as an exhibit hereto.

10-o    Form of Financial Consulting Agreement (1)

10-p(1) Subscription Agreement dated February 1, 1996 between the
        Company and Robert G. Gatza (1)

10-p(2) Subscription Agreement dated February 1, 1996 between the
        Company and Robert J. Fanella (1)

22      Subsidiaries - Tru-Way, Inc., an Illinois corporation.

24      Consent of Selden Fox & Associates, Ltd. (1)
__________________
    (1) Previously filed as an exhibit hereto.



Item 28.  Undertakings

    See Item 14 for the undertaking regarding the indemnification of officers, directors and controlling persons.

    The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:
                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the regis-tration statement (or the most recent post-effective amendment thereof) which, individually or in the aggre-gate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a Post-
Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.












                           SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the Town of Carol Stream and the State of Illinois on the 24th day of April, 1996.


                                   MICROENERGY, INC.


                                   By:/s/Robert G. Gatza
                                   Robert G. Gatza, Chief
                                       Executive Officer


          In accordance with to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 24, 1996.


Name                               Title




/s/Robert G. Gatza                 Chief Executive Officer and
Robert G. Gatza                    Chairman of the Board



/s/Robert J. Fanella                Chief Financial Officer and
Robert J. Fanella                   Director



/s/George M. Bradshaw               Director
George M. Bradshaw

                        INDEX TO EXHIBITS

3-a(3)    Form of Certificate of Amendment to Certificate of
          Incorporation

3-a(4)    Form of Certificate of Designation of Series A Preferred
          Stock.

4-a.      Specimen of Common Stock Certificate

4-b       Specimen of Series A Preferred Stock Certificate

4-c.      Specimen of Class A Warrant

7         Opinion of Bressler Amery & Ross on Liquidation
          Preference

                     CERTIFICATE OF AMENDMENT
                                OF
                   CERTIFICATE OF INCORPORATION
                                OF
                        MICROENERGY, INC.
               MICROENERGY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:
               FIRST:   That the Board of Directors of the said
corporation, by the unanimous consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article be and read as follows:

               FOURTH: (A) The aggregate number of shares of stock which the Corporation shall have the authority to issue is eight million (8,000,000)
               shares, consisting of four million (4,000,000) shares of Common Stock with $.01 par value and four million (4,000,000) shares of Preferred Stock with no par value. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance from time to time of Preferred Stock in one or more series, and by filing a certificate pursuant to section 151 of the Delaware General Corpora-tion Law, as amended and supplemented from time to time, to establish the number of shares to be included in each such series, and fix the voting powers, designations, preferences, rights, quali-fications, limitations and restrictions of the shares of each such series not fixed hereby. The aforesaid authorization of the Board shall include, but not be limited to, the power to provide for the issuance of shares of any series of Preferred Stock convertible, at the option of the holder or of the Corporation or both, into shares of any other class or classes or of any series of the same or any other class or classes.

               (B) Reverse Stock Split. At 5:00 p.m., New York City time, on ______________, 1996 (the "Reverse
               Split Date"), each share of Common Stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this Paragraph B as the "Old Common Stock") automatically and without any action on the part of the holder thereof will be reclassified and changed into .00278 of a share of Common Stock, par value $.01 per share (referred to in this Paragraph B as the "New Common Stock", which is the Common Stock authorized under
               Paragraph A of this Article Fourth), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the Company's exchange agent (the "Exchange Agent") for cancellation, a certificate or certificates (the "New Certificate", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates
               shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. The number of shares to which a stockholder is entitled after the
               recapitalization will be rounded to the nearest integer such that holders of a fractional share of .50 shares or greater will receive one additional share in lieu of the fractional share, and holders of a fractional share less than .50 shares will receive no share in lieu of the fractional share. Any holder of fewer than 360 shares of Old Common Stock will receive 1 share of New Common Stock upon surrender of the Old Certificate. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Exchange Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable. From and after the Reverse Split Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be $.01 per share, and the difference between the capital represented by the shares of Old Common Stock and the shares of New Common Stock shall be reclassified as capital surplus, until thereafter reduced or increased in accordance with applicable law."
               SECOND:   That the said amendment has been adopted
at a meeting of the shareholders of the corporation duly called for that purpose by a favorable vote of the holders of the majority of the issued and outstanding stock.
               THIRD:   That the aforesaid amendment was duly
adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.
               IN WITNESS WHEREOF, said MICROENERGY, INC. has caused its corporate seal to be hereunto affixed and this
certificate to be signed by its President and Secretary this   th
day of May, 1996.



                                   MICROENERGY, INC.
                                   By
                                   Robert G. Gatza, President
Attest:


Robert J. Fanella, Secretary

                    CERTIFICATE OF DESIGNATION
                                OF
                     SERIES A PREFERRED STOCK
                                OF
                                            MICROENERGY, INC.

          Pursuant to the provisions of Delaware General Corpora-tion Law, Section 151(g) the undersigned officers do hereby certify:

          FIRST: That by the certificate of incorporation duly filed in that State of Delaware, the total number of shares which this Corporation may issue is stated by Article FOURTH to be as follows:

          (A) The aggregate number of shares of stock which the Corporation shall have the authority to issue is eight million (8,000,000) shares, consisting of four million (4,000,000) shares of Common Stock with $.01 par value and four million (4,000,000) shares of Preferred Stock with no par value. The Board of Directors is autho-rized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance from time to time of Preferred Stock in one or more series, and by filing a certificate pursuant to Sectiom 151 of the Delaware General Corporation Law, as amended and sup-plemented from time to time, to establish the number of shares to be included in each such series, and fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of the shares of each such series not fixed hereby. The aforesaid authorization of the Board shall include, but not be limited to, the power to provide for the issu-ance of shares of any series of Preferred Stock con-vertible, at the option of the holder or of the Corpo-ration or both, into shares of any other class or classes or of any series of the same or any other class or classes.

          SECOND: That pursuant to the authority so vested in the Board of Directors by the certificate of incorporation, the Board of Directors at a meeting duly convened and held on May , 1996 adopted the following resolution:

               RESOLVED, that there be created a series of pre-ferred stock to be designated as Series A Preferred Stock, the number of shares of such series to be two million and thirty-six thousand, two hundred and fifty (2,036,250), which the Corporation may issue. The designation, relative rights, preferences and limita-tions of the Series A Preferred Stock shall be as follows:

          A.   Dividend Rights

               Holders of shares of Series A Preferred Stock are entitled to receive, out of the assets of the Corpora-tion legally available for the payment of dividends, dividends payable semi-annually on the 1st day of each January and July after issuance. Dividends upon the Series A Preferred Stock are cumulative and accrue from the date of original issue. No cash dividend may be declared and paid or set apart for payment upon the Corporation's Common Stock, $.01 par value (the "Common Stock") until any past dividend on any outstanding series of Series A Preferred Stock has been fully paid or declared and set apart for payment.

               At its option, the Corporation may pay all or part of any such dividend in shares of the Common Stock, based on 100% of the average closing price of the Common Stock as reported on NASDAQ (or such exchange or quotation service as the Common Stock may be quoted on, if it ceases to be quoted on NASDAQ) for the ten trad-ing days before the record dates for the dividends.

          B.   Liquidation Preference

               In the event of a voluntary or involuntary liqui-dation or winding up of the Corporation, the holders of Series A Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to shareholders $5.00 per share plus all accrued and unpaid dividends before any distribution is made to the holders of Common Stock or any other class or series of stock ranking junior to the Series A Preferred Stock as to distribution of assets. After payment of the full amount of the liquidating distri-bution to which they are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. The foregoing liquidation rights shall not be operative in the event of (i) any consolidation or merger of the Corporation with or into any other corporation, (ii) any dissolution, liquida-tion, winding up or reorganization of the Corporation immediately followed by reincorporation of a successor corporation or creation of a successor partnership or
          (iii) a sale or other disposition of all or substan-tially all of the Corporation's assets to another corporation or a partnership if, in each case, effec-tive provision is made in the certificate of incorpora-tion of the resulting or surviving corporation or the articles of partnership of the resulting partnership or otherwise, for the protection of the rights of the holders of the Series A Preferred Stock.


          C.  Conversion

          Voluntary Conversion.  After _____________, 1997 (the
               "Anniversary Date"), each share of the Preferred Stock is convertible, at the option of the holder thereof, into between one and two shares of Common Stock. The number of shares of Common Stock into which each share of Preferred Stock is convertible (the "Voluntary Conversion Rate") will be determined on the Anniversary Date. The Voluntary Conversion Rate will be based upon the average of the closing bid prices for the Common Stock as reported on NASDAQ (or such exchange or quotation service as the Common Stock may be quoted on, if it ceases to be quoted on NASDAQ) for the twenty trading days preceding said Anniversary Date (the "Closing Average"), as follows:

                                    Each Share of
                                    Preferred Stock
          If the Closing            Will Be Convertible Into
          Average is                Shares of Common Stock
          Over $5.50                       1.00
          $4.51 to $5.50                   1.25
          $3.50 to $4.50                   1.75
          Under $3.50                      2.00

          A holder of Preferred Stock may convert his shares to Common Stock by surrendering to American Stock Transfer & Trust Company (the "Exchange Agent") each certificate covering shares to be converted together with a statement of the name or names in which the shares of Common Stock shall be registered upon issu-ance. Such a notice of election to convert shall have the effect of creating a contract between the shareholder and the Company whereby the shareholder shall be deemed to have agreed to surren-der the shares of Preferred Stock and to release the Company from all further obligation thereon, and whereby the Company shall be deemed to have agreed to issue the appropriate number of shares of Common Stock upon the surrender of the shares of Preferred Stock. The conversion right will terminate at the close of business of the redemption date as to any shares of Preferred Stock being redeemed on that date.

          Mandatory Conversion. In the event that during the first 24 months after the Anniversary Date the closing bid price of the Company's Common Stock exceeds $7.00 for five consecutive trading days, each share of the Preferred Stock may, at the Company's option, be converted after the fifth such day into 1 share of Common Stock (the "Mandatory Conversion Rate"). Like-wise, after the second anniversary of the Anniversary Date, each share of the Preferred Stock may, at the Company's option, be converted into 1 shares of Common Stock. Holders of the Pre-ferred Stock will receive notice of the conversion of their shares promptly after the conversion takes place.

          The following provisions apply with respect to either
Voluntary Conversion or Mandatory Conversion.

          All dividends declared and unpaid up to the date of conversion shall be paid by the Company at the time of conversion unless that payment date has not yet occurred, in which event the dividend shall be paid upon the payment date for such dividend set forth in the Preferred Stock certificate. Any such unpaid dividends must be paid in full to the holder prior to the decla-ration and payment of any other dividend or distribution by the Company with respect to its Common Stock and must be paid pari passu to the holder with payment of any other dividend or distri-bution by the Company with respect to the Preferred Stock. The Company will not issue any note or other evidence of indebtedness with respect to unpaid dividends.

          The Voluntary Conversion Rate and the Mandatory Conver-sion Rate are both subject to adjustment upon the occurrence of the following events: the issuance of shares of Common Stock or other securities of the Company as a dividend or distribution on shares of Common Stock of the Company to the holders of all of its outstanding shares of Common Stock; subdivisions, combina-tions, or certain reclassifications of shares of Common Stock of the Company; or the distribution to the holders of shares of Common Stock of the Company generally of evidences of indebted-ness or assets (excluding cash dividends and distributions made out of current or retained earnings) or rights, options, or warrants to subscribe for securities of the Company other than those mentioned above. No adjustment in the conversion rates will be required to be made with respect to the Preferred Stock until cumulative adjustments amount to one percent or more; however, any such adjustment not required to be made will be carried forward and taken into account in any subsequent adjustment. In lieu of fractional shares of Common Stock, there will be paid to the holder of the Preferred Stock at the time of conversion an amount in cash equal to the same fraction of the current market value of a share of Common Stock of the Company.

          In the event of any consolidation with or merger of the Company into another corporation, or sale of all or substantially all of the properties and assets of the Company to any other corporation, or in case of any reorganization of the Company, each share of Preferred Stock would thereupon become convertible only into the number of shares of stock or other securities, assets or cash to which a holder of the number of shares of Common Stock of the Company issuable (at the time of such consol-idation, merger, sale or reorganization) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale or reorganization.

               Reservation of Common Stock. The Corporation shall at all times that there is outstanding and shares of Series A Preferred Stock, maintain authorized but unissued shares of Common Stock in an amount adequate for any Voluntary or Mandatory Conversion hereunder.

          THIRD:   That the said resolution of the Board of
Directors, and the creation and authorization of issuance thereby of said series of preferred stock and determination thereby of the dividend rate, dividend payment dates, voting rights, liqui-dation preference, and put option, were duly made by the Board of Directors pursuant to authority as aforesaid and in accordance with Section 151(g) of the General Corporation Law.

Signed on May  , 1996              MICROENERGY, INC.



                                     By:_________________________
                                        Robert G. Gatza, President

                                     By:_________________________
                                        Robert J. Fanella, Secretary



STATE OF ILLINOIS   )
                                   )SS.:
COUNTY OF DUPAGE    )

          On May  , 1996, personally appeared before me, a Notary
Public, for the State and County aforesaid, Robert G. Gatza, as
President of MicroENERGY, Inc., who acknowledged that he execut-ed the above instrument.


                                   ______________________________
                                          Notary Public

                        MICROENERGY, INC.
       Incorporated Under the Laws of the State of Delaware

NASDAQ: MCRE                                               CUSIP: 594912

                           COMMON STOCK

This certifies that



is the owner of


fully paid and non-assessable shares of Common Stock of $.01 par value of MicroEnergy, Inc. transferable on the books of the Corporation in person of by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

President:

Secretary:
For value received,             hereby sell, assign and transfer
unto            shares of the stock represented by this
Certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on
the books of the within Corporation with full power of substitu-tion in the premises.

Dated:






The Corporation will furnish to any stockholder, upon request of and without charge, a full statement of the designations, rela-tive rights, preferences, and limitations of the shares of each class and series authorized to be issued, so far as the same have been determined and of the authority, if any, of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences, and limitations of any class or series. Such request may be made to the secretary of the Corporation or to the transfer agent named on this certifi-cate.
                        MICROENERGY, INC.
       Incorporated Under the Laws of the State of Delaware

NASDAQ: MCREP                                             CUSIP: 594912

                     SERIES A PREFERRED STOCK

This certifies that



is the owner of


fully paid and non-assessable shares of Series A Preferred Stock of $5.00 par value of MicroEnergy, Inc. transferable on the books of the Corporation in person of by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

President:

Secretary:
For value received,            hereby sell, assign and transfer
unto
                      shares of the stock represented by this
Certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on
the books of the within Corporation with full power of substitu-tion in the premises.

Dated:






The Corporation will furnish to any stockholder, upon request of and without charge, a full statement of the designations, rela-tive rights, preferences, and limitations of the shares of each class and series authorized to be issued, so far as the same have been determined and of the authority, if any, of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences, and limitations of any class or series. Such request may be made to the secretary of the Corporation or to the transfer agent named on this certifi-cate.
                        MICROENERGY, INC.
        Organized Under the Laws of the State of Delaware

                         CLASS A WARRANTS

            Purchase Warrants                                 CUSIP:  594912

This certifies that for value received



or registered assigns (the "Registered Holder") is owner of the number of Class A Redeemable Preferred Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agree-ment (as hereinafter defined), one fully paid and nonassessable share of Series A Preferred Stock, $5.00 par value ("Preferred Stock"), of MICROENERGY, INC., a Delaware corporation (the
"Company"), at any time between              , 1997 and the
Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of AMERICAN STOCK TRANSFER & TRUST COMPANY as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $5.25 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to MicroEnergy, Inc.

               This Warrant Certificate and each Warrant hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the
"Warrant Agreement") dated             , 1996, by and between the
Company and the Warrant Agent.

               In the event of certain contingencies provided for in the Warrant Agreement, (a) the Purchase Price or the number of shares of Preferred Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustment, and (b) the Registered Holder may receive Common Stock upon exercise of the Warrant.

               Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certifi-cates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                    The term "Expiration Date" shall mean 5:00 P.M.
(New York time) on       , 2000, or such earlier date as the
Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

                    The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The
Company has covenanted and agreed that it will file a registra-tion statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                    This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new
Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                    Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceed-ings of the Company, except as provided in the Warrant Agreement.

                    This Warrant may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant, at any time after ______________, 1997, provided the Market Price (as defined in the Warrant Agreement) for the securities issuable upon exercise of such Warrant shall exceed $7.00 per share. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.05 per Warrant upon surrender of this Certificate.
                    Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                    This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:

President:

Secretary:
                             SUBSCRIPTION FORM
       (To Be Executed by the Registered Holder in Order to Exercise
                                 Warrants)

TO:            MICROENERGY, INC.
               THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise________ Warrants represented by this Warrant
Certificate and to purchase the securities issuable upon the exercise of such Warrants, and request that certificates for such securities shall be issued in the name of:





                                 Please insert Social Security or
                                 Other Identifying Number


and be delivered to:
                     (Please Print or Type Name and Address)



and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant
Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:


                       (Please Print or type Address)



Dated:                 , 19
                                          (Signature (s)











Signature(s) Guaranteed                  (Social Security or Taxpayer
If this Warrant has been solicited       Identification Number)
by a member of the National
Association of Securities Dealers,
Inc., the name of such firm is:

                                 ASSIGNMENT

        (To be Executed by the Registered Holder in Order to Assign
                                 Warrants)
     FOR VALUE RECEIVED the undersigned hereby sell(s), assigns(s) and transfer(s) unto

Please insert Social
Security or other
Identification Number






           (Please Print or type Name and Address)


represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints of the Warrants


transfer this warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:              , 19
                                           Signature(s)





























                           BRESSLER AMERY & ROSS
                               17 State Street
                              New York, NY 10004
                                 212-425-9300

                                          April 23, 1996

MicroENERGY, Inc.
350 Randy Road
Carol Stream, Illinois 60188

Gentlemen:

                                         We have acted as counsel for
Microenergy, Inc., a Delaware corporation (the "Company") in connection with the registration statement on Form S-1 (No 333-1835) (the "Registration Statement") filed by the Company under the Securities Act of 1933 with respect to the offering of 430,000 shares of Series A Preferred Stock, $5.00 par value (the "Series A Preferred Stock"), and 215,000 Class A Warrants (the
"Class A Warrants"), all being issued and sold by the Company as set forth in the Registration Statement.

As indicated in the Registration Statement, the only series of Preferred Stock presently outstanding is the Series A Preferred Stock of which 350,000 shares were issued by the Company to Robert G. Gatza and Robert
J. Fanella.

                                         We have examined such
documents, records and other instruments that we deemed necessary as a basis for the opinion set forth below. In rendering this opinion letter, we have assumed that factual statements and information contained in the Registration Statement and other documents, records and instruments supplied to us are correct.

The Commission has requested
that we render our opinion to you as to whether there are any resulting restrictions on surplus, if the liquidation preference of the Preferred Stock exceeds their par or stated value. Additionally, the Commission has requested that we state any remedies available to security holders before or after payment of any dividend that would reduce surplus to an amount less than the amount of such excess.


   The form of Certificate of
Designation of the Series A Preferred Stock provides that in the event of a voluntary or involuntary liquidation or winding up of the Company, the holders of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to shareholders $5.00 per share plus all accrued and unpaid dividends before any distribution is made to the holders of Common Stock or any other class or series of stock ranking junior to the Preferred Stock as to distribution of assets.

   For purposes of this Opinion, the applicable law is the Delaware General Corporation Law (the "DGCL"), and case law construing the DGCL.
Section 170 of the DGCL authorizes a Delaware corporation to pay dividends either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. "Surplus" is defined by Section 154 as the amount by which the "net assets" of the corporation exceed its "capital." Both "net assets," as set forth in Section 154, and "capital," as set forth in Sections
154 and 244, are determined without reference to the amount of any liquidation preference of any class of stock.

   Accordingly, the authorization set forth in Section 170 for the payment of dividends out of surplus is not limited or restricted solely by reason of the existence of a class of stock which has a liquidation preference in excess of the par value of such stock.

   We are aware of no controlling decision of any court of the State of Delaware that addresses the question presented for our consideration, but we believe that the courts of Delaware would adopt the reasoning set forth herein should the question be litigated. We note that our opinion as stated herein is supported by the discussion of the Court in Bailey v. Tubize Rayon Corporation, 56 F Sup. 418, 423
(D. Del. 1944) (applying Delaware law).

   Based upon and subject to
the foregoing, and subject to the limitations stated below, it is our opinion that, solely as a matter of law, under the DGCL in effect on the date hereof: (1) prior to a liquidation or winding up of the affairs of the Company, there will be no restriction on the surplus of the Company available for the payment of dividends solely by reason of the fact that the liquidation preference of the Series A Preferred Stock exceeds its par value; and (2) no remedy would be available to the holders of the Series A Preferred Stock, either before or after payment of any dividend, prior to a liquidation or winding up of the affairs of the Company, solely by the reason of the fact that payment of such dividend reduces the surplus of the Company to an amount less than the difference between the liquidation preference and the par value of the Series A Preferred Stock.

   The foregoing opinion is
based upon our analysis of the DGCL and case law which we deem relevant as of the date hereof. No assurances can be given that there will not be a change in the existing law, either prospectively or retroactively, with regard to any of the matters upon which we are rendering this opinion letter. We have not considered and expressed no opinion of the effect of any other laws or the laws of any other state or jurisdiction, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

                                                     Very truly yours,
                                               BRESSLER, AMERY & ROSS, P.C